                                                                    Exhibit 10.1

                                                                  Execution Copy

                    *CONFIDENTIAL PORTIONS OF THIS AGREEMENT
                     HAVE BEEN OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION
                PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                           LOAN AND SECURITY AGREEMENT

                                   dated as of

                                December 11, 2002

                                  By and Among

                       GREAT LAKES CAPITAL ACCEPTANCE LLC

                                       and

                           GREAT LAKES FUNDING I, LLC,

                                  as Borrowers,

                                       and

                         TEXTRON FINANCIAL CORPORATION,

                                    as Lender

                       Porter, Wright, Morris & Arthur LLP
                              41 South High Street
                              Columbus, Ohio 43215

                                TABLE OF CONTENTS

SECTION HEADING                                                            PAGE #
                                                                           ------
1. DEFINITIONS. ................................................................1

    1.1.  Certain Defined Terms ................................................1
    1.2.  Other Definitional Provisions and Construction ......................15

2. THE LOAN AND TERMS OF REPAYMENT. ...........................................16

    2.1.  The Loan and Borrowing Base .........................................16
    2.2.  Provisions Aplicable to the Loan ....................................17
    2.3.  Pending defaults ....................................................17
    2.4.  Reserves ............................................................l7
    2.5.  Advance Request .....................................................17

3. FEES, AUDITS, PREPAYMENTS. .................................................18

    3.1.  Fees ................................................................18
    3.2.  Broker's and Finder's Fees ..........................................18
    3.3.  Collateral Audits, Appraisals .......................................18
    3.4.  Termination Fee .....................................................18
    3.5.  Prepayment and Prepayment Notice ....................................19
    3.6.  Mandatory Prepayment or Reduction ...................................20
    3.7.  Guarantors ..........................................................21
    3.8.  Additional Security .................................................21

4. SECURITY AGREEMENT. ........................................................21

    4.1.  Grant of Security Interest ..........................................21
    4.2.  Dominion of Funds Agreements and Collection of Receivables ..........21
    4.3.  Dominion of Funds ...................................................22
    4.4.  No Duty .............................................................22
    4.5.  Financing Statements; Control Agreements; After-Acquired Property ...22
    4.6.  Lender's Appointment as Attorney in-Fact ............................23
    4.7.  Right to Inspect ....................................................24
    4.8.  Control Agreements ..................................................24
    4.9.  Delivery and Delivery of Collateral to Effect Sale ..................25
    4.10. Release Upon Payment ................................................25

5. CONDITIONS PRECEDENT. ......................................................25

    5.1.  Conditions Precedent to Initial Advance .............................25
    5.2.  Conditions Precedent to Subsequent Advances .........................26

6. WARRANTIES AND REPRESENTATIONS. ............................................26

    6.1.  Organization and Authority ..........................................26
    6.2.  Borrowing is Legal and Authorized ...................................27
    6.3.  Margin Loans and Purchase of Ineligible Securities ..................27
    6.4.  Taxes ...............................................................28
    6.5.  Compliance with Law .................................................28
    6.6.  Financial Statements; Full Disclosure ...............................28
    6.7.  Litigation, Adverse Effects .........................................29
    6.8.  Labor Matters .......................................................29
    6.9.  Solvency ............................................................29
    6.10. Government Consent ..................................................29
    6.11. No Liens ............................................................29

    6.12. Indebtedness ........................................................30
    6.13. No Defaults .........................................................30
    6.14. Environmental Protection ............................................30
    6.15. Regarding the Financial Assets and Locations ........................30
    6.16. Intellectual Property ...............................................31

7. AFFIRMATIVE AND NEGATIVE COVENANTS. ........................................31

    7.1.  Payment of Taxes and Claims .........................................31
    7.2.  Collateral Insurance ................................................31
    7.3.  Place of Business; Books and Records ................................32
    7.4.  Maintenance; Collateral Covenants ...................................32
    7.5.  Environmental Compliance ............................................34
    7.6.  Average/Weighted Loan Basis .........................................34
    7.7.  Management ..........................................................34
    7.8.  Restriction on Fundamental Changes; Conduct of Business .............34
    7.9.  Sale of Assets ......................................................35
    7.10. Negative Pledge .....................................................35
    7.1l. Indebtedness ........................................................35
    7.12. Contingent Obligations ..............................................35
    7.13. Restricted Payments .................................................36
    7.14. Loans and Advances, Investments .....................................36
    7.15. Non-Qualified Sellers; Restriction on Certain Assets ................36
    7.16. Transactions With Affiliates ........................................37
    7.17. Maintenance of Deposit Accounts .....................................37
    7.18. Modification of Accounts Receivable .................................37
    7.19. Prepayment and Amendments of Indebtedness ...........................37
    7.20. Restrictions on Parent Company ......................................38
    7.21. Financial Covenants .................................................38

8. FINANCIAL INFORMATION AND REPORTING. .......................................39

9. DEFAULT. ...................................................................42

    9.1.  Events of Default ...................................................42
    9.2.  Default Remedies ....................................................43

10. GENERAL PROVISIONS. .......................................................44

   10.1.  Notices .............................................................44
   10.2.  Access to Accountants ...............................................44
   10.3.  Costs and Expenses ..................................................44
   10.4.  Survival, Successors and Assigns ....................................45
   10.5.  Amendment and Waiver, Duplicate Originals ...........................45
   10.6.  Accounting Treatment and Fiscal Year ................................45
   10.7.  Enforceability and Governing Law ....................................45
   10.8.  Confidentiality .....................................................46
   10.9.  Effective Date ......................................................46
   10.10. Section Headings, Interpretations and Severability ..................46
   10.11. Counterparts; Facsimile Execution ...................................47
   10.12. Revival and Reinstatement of Obligations ............................47
   10.13. Integration .........................................................47
   10.14. Waiver of Right to Trial by Jury ....................................47
   10.15. No Consequential Damages ............................................48
   10.16. Indemnity ...........................................................48

Exhibits and Schedules

     Exhibit B         - Bailee Letter
     Exhibit C         - Revolving Note
     Exhibit D         - Advance Request and Borrowing Base Certificate
     Schedule 1.1(a)   - Mortgage File
     Schedule 1.1(b)   - Permitted Liens
     Schedule 5.1      - Conditions Precedent to Initial Advance
     Schedule 6.1      - Organizational Structure
     Schedule 6.4      - Taxes
     Schedule 6.7      - Pending or Threatened Claims
     Schedule 6.8      - Labor Matters
     Schedule 6.12     - Indebtedness
     Schedule 6.15     - Business and Collateral Locations
     Schedule 6.16     - Intellectual Property
     Schedule 7.17     - Deposit Accounts
     Schedule 9.1(n)   - Post Closing Matters

                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement (this "Agreement") is entered into at Columbus, Ohio, between Textron Financial Corporation, with a place of business at 130 E. Chestnut Street, Suite 400, Columbus, Ohio 43215 (together with its successors, "Lender"), Great Lakes Capital Acceptance LLC, an Illinois limited liability company ("GLCA"), and Great Lakes Funding I, LLC, an Illinois limited liability company ("GL Funding"), each with its principal place of business at 27 East Monroe Street, Suite 700, Chicago, Illinois 60603, as of the 11th day of December, 2002.

1.   Definitions.

1.1. Certain Defined Terms.

     In addition to the terms defined above, the following terms used in this Agreement, the promissory note or other Loan Documents (as defined below) executed in connection herewith shall have the following meanings, applicable both to the singular and the plural forms of the terms defined. As used in this
Agreement:

"Account Debtor" means a Person obligated to a Borrower pursuant to a promissory note, loan or Financial Asset owned by a Borrower.

"Accounts" means all now owned or hereafter acquired right, title and interest in all "accounts" (as defined in the UCC) and accounts receivable, and any and all supporting obligations in respect of any of the foregoing.

"Adjusted Tangible Net Worth" means, at the time of each determination, such Person's shareholders' or members' equity plus the principal amount of such Person's Subordinated Debt, minus the sum of all of the following: (i) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangibles, (ii) organizational expenses, (iii) intangible assets (to the extent not reflected in the foregoing), (iv) goodwill, (v) deferred expenses, deferred charges or deferred financing costs other than the initial nonrefundable fee paid to Lender pursuant to Section 3.1(a) below and broker's fees, if any, incurred in connection with this Agreement, which in the aggregate will not exceed [*](vi) loans or advances to and/or accounts or notes receivable from Affiliates not wholly owned by such Person, (vii) non-compete agreements, (viii) any surplus resulting from any write-up of assets, and (ix) any other asset not directly related to the operation of the business of such Person.

"Advisor" is defined in Section 7.22.

"Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or is a family member related by birth or marriage. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly five percent (5%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or five percent (5%) or more of the partnership, member or other

[*] Denotes confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

"Agreement" means this Loan and Security Agreement.

"Approved Subordinated Debt Issuance" means the issuance by GLCA of Subordinated Debt not to exceed $2,500,000 pursuant to one or more subordinated notes or debentures and subordination agreements in form acceptable to Lender, containing, inter alia, a maturity date not earlier than one (1) year after the Revolving Loan Maturity Date and subordination provisions satisfactory to Lender.

"Attendant Collateral Documents" is defined in Section 4.5

"Bailee Letter" means a letter substantially similar to the agreement attached hereto as Exhibit B.

"Base Rate Margin" means two percent (2%) per annum

"Bankruptcy Code" means Title 11 of the United States Code (11 USC, (S) 101 et seq), as amended from time to time, and any successor statute thereto, including (unless the context requires otherwise), any rules or regulations promulgated thereunder.

"Base Rate" means the commercial lending rate of interest per annum in effect from time to time, as published in the "Money Rates" section of The Wall Street Journal, Midwest Edition; provided, however, that if such rate is not available in such publication, then such rate of interest as shall be otherwise determined by Lender from an alternate, similar independent source publicly available which employs similar methodology as that used to determine such rate, with each change in the Base Rate automatically and immediately shall change the interest rate on all advances without notice to the Borrowers, subject to any maximum or minimum interest rate limitation specified by applicable law.

"Borrower" means (i) in the singular, GLCA and GL Funding, each in its own separate capacity, and (ii) in the plural collectively GLCA and GL Funding, together with their successors and assigns.

"Borrowing Base" in respect of any Borrower means, as of the date of determination, an amount up to eighty-five percent (85%) of the Loan Basis of such Borrower's Eligible Financial Assets.

"Borrowing Base Collateral" means all instruments, notes, agreements and documents evidencing the underlying debt obligations relating to the Eligible Financial Assets.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

"Capital Expenditures" means the aggregate of all expenditures (whether paid in cash or accrued as liabilities) that in accordance with GAAP are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts.

"Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

"Cash Collateral Account" means a cash collateral account maintained at a deposit bank satisfactory to Lender for the purpose of collecting any Borrower's Financial Assets, proceeds thereof and proceeds of other Collateral, with respect to which Lender has the sole power of withdrawal.

"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, and (c) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) issued by any other bank insured by the Federal Deposit Insurance Corporation ("FDIC"), provided that such certificates of deposit are less than or equal to, in the aggregate, the deposit insurance coverage limit set by the FDIC for single ownership accounts.

"Change of Control" means (a) in respect of any Person the replacement of a majority of the directors or managers who constituted the board of directors or the managing body on the date of this Agreement for any reason other than death or disability, and such replacement shall not have been approved by the board of directors or managing body as constituted on the date of this Agreement; (b) a Person or Persons acting in concert, as a result of a tender or exchange offer, privately negotiated purchase or purchases, exercise of the stock pledge, death of a shareholder or member or otherwise, shall have become the "beneficial owner" (within the meaning of Rule 13d.3 and 13d.5 under the Securities Exchange Act of 1934, as amended from time to time) of securities of any Borrower representing more than ten percent (10%) of the combined voting power of the outstanding securities of any Borrower ordinarily having the right to vote in the election of directors or managers: (c) George Luburich, II fails to beneficially own and control at least eighty percent (80%) of the voting power of Parent Company; (d) Parent Company is not the beneficial owner of 100% of the ownership and voting control of GLCA; or (e) GLCA fails to directly own and control 100% of the outstanding equity interests of its Subsidiaries.

"Closing Date" means the date of the making of the initial advance hereunder.

"Collateral" means all now owned or hereafter acquired right, title and interest in all of the Financial Assets, the Mortgage Collateral, the Accounts, the Inventory, the Equipment, the General Intangibles, the Intellectual Property, the Investment Property, the Deposit Accounts and Proceeds and in any property of a Borrower in or upon which a security interest, Lien deed of trust or mortgage is granted to Lender, whether under this Agreement, any security agreement or under any of the other Loan Documents.

"Consumer Finance Laws" means all applicable federal, state and local laws, regulations or ordinances, relating to the extension or repayment of consumer credit, the maintenance or servicing of consumer credit accounts or records, or the creation of a security interest in personal property or a mortgage in real property in connection with a consumer credit account, as the case may be, and laws or regulations with respect to the disclosure of or the protection of consumers' interests in connection with such transactions, including without limitation, any interest rate disclosure and limitation laws or regulations, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, the Federal Fair Debt Collection Practices Act, the Home

Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Federal Equal Credit Opportunity Act, the Magnuson-Moss Warranty Act, the Federal Trade Commission's Rules and Regulations, the Right to Financial Privacy Act, the Federal Truth in Lending Act, the Home Ownership and Equity Protection Act, the Federal Reserve Board's Rules and Regulations regarding consumer credit accounts, and all similar state or local laws, regulations or ordinances, as any of the foregoing may be amended from time to time.

"Consumer Purpose Loans" means (a) loans to one or more individuals secured by residential real estate, (b) loans to one or more individuals secured by goods or merchandise for personal, household or family use, or (c) unsecured loans to one or more individuals for personal, household or family use.

"Contingent Obligations" means any agreement, undertaking or arrangement by which any Person assumes, guaranties, endorses, agrees to provide funding, or otherwise becomes or is contingently liable upon the obligation or liability of any other Person.

"Contra" means any Financial Asset that is subject to any credit, contra account, allowance, adjustment, return of goods, or discount.

"Control" means the power, directly or indirectly, to vote five percent (5%) or more of the securities, units or other measures having ordinary voting power for the election of directors, managers, management committees, or similar committees of such Person, or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"Controlled Group" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code, 26 U.S.C., as amended from time to time) as Parent Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within in the meaning of
Section 414(c) of the Internal Revenue Code, 26 U.S.C., as amended from time to time) with Parent Company; and (iii) a member of the same affiliated service group (within in the meaning of Section 414(m) of the Internal Revenue Code, 26 U.S.C., as amended from time to time) as Parent Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

"Custodial Agent" means U.S. Bank National Association or any successor, collateral agent or custodian under any Custodial Agreement, Collateral Agency Agreement or similar agreement entered into from time to time, between and among such Custodial Agent, Lender and any Borrower.

"Custodial Agreement" means that certain Collateral Agency Custodial Agreement among the Borrowers, Lender and the Custodial Agent, as amended, modified, restated or supplemented from time to time.


"Default Rate" means an interest rate per annum equal to the Base Rate, plus the Base Rate Margin, plus five percent (5%).


"Depreciation and Amortization" means depreciation, amortization, expenses and other non-cash charges which were deducted in determining Net Income for such period.

"Deposit Accounts" means "deposit accounts" (as defined in the UCC), all deposit accounts, whether general, special, time, demand, provisional, or final, all cash or monies wherever located, any and all deposits or other sums at any time due to such Person, which now or hereafter are at any time in the possession or control of Lender or in the possession of any third party acting in Lender's behalf, without regard to whether Lender received the same in pledge for safekeeping, as agent for collection or transmission or otherwise, or whether Lender has conditionally released the same.

"Designated Prepayment" is defined in Section 3.6 (f).

"Dominion of Funds Agreements" is defined in Section 4.2.

"EBITDA" means for any period, the sum of the amounts for such period of (a) Net Income, (b) Interest Expense, (c) Income Tax Expense and (d) Depreciation and Amortization.


"Eligible Financial Assets" means, as of the date of determination, those Financial Assets that Lender determines in its sole good faith discretion, based upon credit policies, market conditions, the Borrowers' businesses and other criteria, are eligible for advances under the Loan. No Financial Asset will be an Eligible Financial Asset unless such Financial Asset (a) is subject to Lender's perfected first priority security interest and no other Lien (other than subordinate Permitted Liens), (b) the Mortgage File for such Financial Asset is in the possession of Lender or the Custodial Agent; (c) is evidenced by a promissory note or other General Intangible satisfactory to Lender; (d) is unconditionally due and payable in U.S. dollars; and (e) conforms to the warranties regarding Eligible Financial Assets contained in this Agreement. Eligible Financial Assets will not include any of the following:

     (i) any Financial Asset (other than a Non-Performing Foreclosure Loan) with respect to which any payment has not been made in full within fifty-nine (59) days of such payment's original due date;

     (ii) any Financial Asset (other than a Non-Performing Foreclosure Loan) that is subject to an Insolvency Proceeding;

     (iii)  any Financial Asset that is a loan for commercial purposes;

     (iv) any Financial Asset that is a Personal Property Secured Loan or Non-Performing Foreclosure Loan if, upon the addition of such Financial Asset, the aggregate Loan Basis of all Eligible Financial Assets consisting of Personal Property Secured Loans and Non-Performing Foreclosure Loans would be greater than twenty-five percent (25%) of the aggregate Loan Basis of all Eligible Financial Assets;

     (v) any Financial Asset due from or purchased from an Affiliate or any shareholder, member, director, manager, officer or employee of a Borrower or an Affiliate;

     (vi) any Financial Asset in respect of which the Account Debtor has been granted more than one (1) extension or deferral of payment during the preceding twelve (12) months;

     (vii)  any Financial Asset subject to a Contra;

     (viii) any Financial Asset that arises from an Account Debtor that is a creditor of any Borrower, or such Account Debtor has asserted a right of setoff, has disputed its liability or has made any claim with respect to its obligation to pay, or an account that is subject to a levy, prior assignment, claim, lien, subrogation right or security interest;

     (ix) any Financial Asset that arises from an Account Debtor or is purchased from a Seller who resides outside the United States, or the Collateral securing such Financial Asset is located outside the United States;

     (x) any Financial Asset purchased from a Seller of Financial Assets (other than a Qualified Seller) which, when added to all Financial Assets purchased from such Seller causes the aggregate Loan Basis of all outstanding Financial Assets purchased from such Seller to exceed the sum of $1,000,000;

     (xi) any Financial Asset which any Borrower has purchased on a non-recourse basis from any Seller of such Financial Asset to the extent that the aggregate Loan Basis of all Financial Assets purchased on a non-recourse basis exceeds $2,500,000;

     (xii) any Financial Asset for which a Borrower does not have all of the servicing rights except those Financial Assets for which a Borrower has contracted with a third-party servicer in compliance with Section 7.22 hereof;

     (xiii) that portion of any Financial Asset for which the Loan Basis exceeds $300,000, to the extent of such excess;

     (xiv) any Financial Asset that is subject to regulation under Section 32 of Regulation Z of the Federal Truth in Lending Act or the Home Ownership and Equity Protection Act;

     (xv) beginning 90 days after the Closing Date, any Financial Asset with respect to which a Borrower does not possess a fully effective License or, in the alternative, in such instance, has not engaged a servicer for such Financial Asset who has a fully effective License and which is in all respects satisfactory to Lender;

     (xvi) any Financial Asset where the Account Debtor on the same has not been notified to make all payments due thereon to the lockbox address specified in the Dominion of Funds Agreements; and

     (xvi) any Financial Asset with respect to which Lender has notified such Borrower that the Financial Asset, the Seller of such Financial Asset or the Account Debtor is unsatisfactory or unacceptable (which Lender reserves the right to do in its sole good faith discretion at any time).

"Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any predecessor in interest.

"Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent degree or judgment, to the extent binding on any Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC, (S)9601 et seq; the Resource Conservation and Recovery Act, 42 USC, (S)9601 et seq; the Federal Water Pollution Control Act, 33 USC
(S)1251 et seq; the Toxic Substances Control Act, 15 USC, (S)2601 et seq; the Clean Air Act, 42 USC (S)7401 et seq; the Safe Drinking Water Act, 42 USC
(S)3803 et seq.; the Oil Pollution Act of 1990, 33 USC (S)2701 et seq; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC (S)11001 et seq; the Hazardous Material Transportation Act, 49 USC (S)1801 et seq; and the Occupational Safety and Health Act, 29 USC (S)651 et seq.; (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

"Environmental Liabilities and Costs" means all liabilities, monetary obligations, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

"Equipment" means all now owned or hereafter acquired right, title and interest in equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, data processing and office equipment, assembly systems, tools, parts, goods (other than Inventory), molds, dies, motor vehicles, vehicles, vessels, aircraft, aircraft engines, and any and all attachments, accessions, accessories, replacements, appurtenances, substitutions, additions and improvements to any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto, including without limitation (unless the context otherwise requires) any rules or regulations promulgated thereunder.

"ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(b) (as amended from time to time), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower under IRC Section 414(c) (as amended from time to time), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC Section 414(m) (as amended from time to time), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o) (as amended from time to time).

"Event of Default" means an event described in Section 9.1.

"Financial Asset" means any asset of a Borrower consisting of: (a) Consumer Purpose Loans secured by first lien or second lien mortgages on residential Real Property; (b) Personal Property Secured Loans; (c) Non-Performing Foreclosure Loans; (d) chattel paper, leases, installment sale contracts, Accounts, promissory notes, instruments, payment intangibles or General Intangibles; or (e) any commercial loans.

"Financial Officer" means the Chief executive officer or Chief financial officer of any Borrower.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect from time to time the United States consistently applied.

"General Intangibles" means all now owned or hereafter acquired right, title and interest in "general intangibles" (as defined in the UCC), payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, income and other tax refunds, proceeds of insurance, eminent domain and condemnation awards, choses in action, commercial tort claims, preference recoveries and all claims in respect of transfers of any kind, all transfers by states and governmental units of states, letter of credit rights, proceeds of letters of credit, franchise rights, installment contracts, Intellectual Property, chattel paper, electronic chattel paper, instruments, promissory notes, property securing rights to payment, negotiable documents, notes, drafts, acceptances and other forms of obligations, all books, records, ledger cards, computer programs, and other documents or property relating to any of the foregoing or to Accounts or Inventory, and all supporting obligations of any of the foregoing.

"Governmental Authority" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

"Guarantors" means any Person which executes and delivers to Lender a Guaranty, including without limitation, George Luburich, II and Parent Company.

"Guaranty" means each of those certain guaranty agreements executed from time to time by any Guarantor in favor of Lender, as amended, restated, supplemented or otherwise modified from time to time, in form acceptable to Lender.

"Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity," (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

"Income Tax Expense" means, for any period, all federal, state, local and foreign income taxes of such Person (whether paid or deferred).

"Indebtedness" means, at any time, (a) all indebtedness, obligations or other liabilities (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade) which in accordance with GAAP should be classified as liabilities on the balance sheet of such Person, including, without limitation (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (iii) with respect to letters of credit, bankers acceptances, interest rate swaps or other contracts, currency agreement or other financial products,
(iv) to pay the deferred purchase price of property or services, or (v) in respect of Capital Leases; (b) all indebtedness, obligations or other liabilities secured by a lien on any property, whether or not such indebtedness, obligations or liabilities are assumed by the owner of the same; and (c) all Contingent Obligations.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, receivership, assignment for the benefit of creditors, formal or informal moratorium, composition, extension generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"Intellectual Property" means all now owned or hereafter acquired right, title and interest in trade names, trademarks, trade secrets, service marks, data bases, software and software systems, including the source and object codes, information systems, discs, tapes, customer lists, telephone numbers, credit memoranda, goodwill, patents, patent applications, patents pending, copyrights, royalties, literary rights, licenses and franchises.

"Interest Coverage Ratio" is defined in Section in 7.21 below.

"Interest Expense" means, for any period, as determined in conformity with GAAP, total interest expense, whether paid or accrued or due (including without limitation in respect of the Loan and the Subordinated Debt) and payable, including without limitation the interest component of Capital Lease obligations for such period, all bank fees, and net costs under interest rate contracts.

"Interest Payment Date" means the first Business Day of each month.

"Inventory" means all now owned or hereafter acquired right, title and interest in "inventory" (as defined in the UCC) and goods, goods in transit, goods held for sale or lease, or to be furnished under any contract of service, raw materials, work in process or supplies, and all materials used or consumed in the business of any Borrower, and any property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit.

"Investment" means any loan, advance, extension of credit, deposit account, contribution of capital or transfer of any assets to any Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes, debentures, or other securities of any other Person; provided that Investments shall not include accounts receivable arising in the ordinary course of business on customary trade terms and the purchase of Financial Assets in the ordinary course of business.

"Investment Property" means all now owned or hereafter acquired right, title and interest in "investment property" (as defined in the UCC), including without limitation, securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodities contracts and commodities accounts and all supporting obligations of any of the foregoing.

"IRC" means the Internal Revenue Code, as amended from time to time, and any successor statute thereto, including (unless the context requires otherwise) any rules or regulations promulgated thereunder.

"Lender" is defined in the preamble.

"Lender's Account" is defined in Section 4.3.

"Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, collateral assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

"License" is defined in Section 7.22.

"Loan Documents" means this Agreement, the promissory note or notes, the Custodial Agreement, assignment of life insurance, blocked account agreements, the Guaranties, any cash management agreements, subordination and intercreditor agreements, deposit account control agreements. Attendant Collateral Documents, collateral assignments, pledge agreements, security agreements, mortgages, deeds of trusts and collateral agreements executed in connection with this Agreement, and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

"Loan Party" means each of the Borrowers and the Guarantors.

"Loan" is defined in Section 2.

"Loan Basis" with respect to any Financial Asset means the cost basis of amounts paid in cash for such asset by any Borrower, minus principal payments made after the acquisition of such asset, minus amortization permitted or required under GAAP, and shall not include unearned interest, commissions, discounts, dealer reserves, fees and like items.

"Material Adverse Effect" means, at any time, a material adverse effect upon (i) the business condition (financial or otherwise), operations, performance, properties or prospects of any Borrower, (ii) the ability of any Borrower to perform its respective obligations under this Agreement, any Loan Document or any document, agreement, guaranty, or instrument executed in connection herewith, or (iii) the ability of Lender to enforce the terms of this Agreement, or any document, agreement, guaranty, or instrument executed in connection herewith.

"Mortgage Collateral" means:

(a) All private mortgage insurance related to the Financial Assets; all personal property, contract rights, servicing and servicing fees and income or other proceeds, amounts and payments payable to Borrowers as compensation or reimbursement, accounts and general intangibles of whatsoever kind relating to the Financial Assets and all other documents or instruments relating to the Financial Assets, including, without limitation, any interest of Borrowers in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for taking or for degradation of value in any eminent domain proceeding as the same relate to the Financial Assets;

(b) All right, title and interest of Borrowers in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the foregoing Mortgage Collateral) and other information and data of Borrowers relating to the foregoing Mortgage Collateral;

(c) All servicing contracts for the rights to service the Financial Assets now owned or hereafter created or acquired by any Borrower;

(d) All rights of Borrowers to receive payments under or by virtue of the servicing contracts described in the definition of Mortgage Collateral and the acknowledgment agreements, whether as servicing fees, servicing income, damages, amounts payable upon the cancellation or termination of any such servicing contact, interest on the foregoing, or otherwise; and

(e) Any agreement pursuant to which any servicing contract described in this definition of Mortgage Collateral (without giving effect to this proviso at the end hereof) was acquired or is sold by Borrowers, and all documents executed or delivered in connection with any such acquisition or sale.

"Mortgage File" means, with respect to each Financial Asset, those documents and items listed in Schedule 1.1 (a) attached hereto.

"Net Cash Proceeds" means (1) proceeds received in cash or Cash Equivalents from the sale (including, without limitation, any sale and leaseback), assignment or other disposition of any property, net of (A) the reasonable cash costs of sale, assignment or other disposition and (B) the amount of any Indebtedness secured by such property permitted by this Agreement; provided that evidence of each of (A) and (B) are provided to Lender; (ii) proceeds of insurance on account of the loss of or damage to any property of such Person, and payments of compensation for any property taken by condemnation or eminent domain; and (iii) proceeds received in cash or Cash Equivalents from (A) the issuance of any capital stock by such Person, or any other additions to the equity of such Person (other than retained earnings) or any contributions to capital of a Borrower or (B) issuance of any Indebtedness by such Person net of reasonable costs incurred in connection with such transaction, provided that evidence of such costs is provided to Lender.

"Net Income" means, for any period, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

"Non-Performing Foreclosure Loan" means any Consumer Purpose Loan (i) which meets all of the requirements of an Eligible Financial Asset (other than clause
(i) or (ii) of those Financial Assets not eligible), (ii) which is secured by a perfected first mortgage lien on residential Real Property, and (iii) in respect of which a Borrower has instituted and is diligently pursuing relief from stay proceedings, if applicable, and foreclosure proceedings against such Real Property within sixty (60) days after the delinquency or acquisition of such Financial Asset.

"Obligations" means the Loan, and all advances, Indebtedness, debts, principal, interest (including without limitation any interest that but for the provision of the Bankruptcy Code would have accrued), Contingent Obligations, obligations, fees, charges, costs, expenses, indemnification obligations, lease payments, liabilities, owing, or due or payable by any Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any promissory note, note, draft, letter of credit, guaranty, instrument or document and whether arising under this Agreement or any of the other Loan Documents or otherwise, whether direct or indirect, acquired by assignment or otherwise, absolute or contingent, liquidated or unliquidated, due or to become due, now existing or arising hereafter and however acquired or incurred (including principal, interest, late charges, collection costs, attorneys' fees and other amounts chargeable under this Agreement or under any other Loan Document), and any and all amendments, extensions, modifications, supplements, renewals of or substitutes thereto, thereof and therefor, both prior to and subsequent to any Insolvency Proceeding.

"Parent Company" means Great Lakes Capital Investments, Inc., an Illinois corporation.

"Pending Default" is defined in Section 2.3.

"Permitted Contest" means the right of a Borrower to contest or protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (i) a reserve with respect to such obligation is established on such Borrower's books and records in such amount as is required under GAAP. (ii) any such protest is instituted promptly and prosecuted diligently by such Borrower in good faith, and (iii) Lender is satisfied in its sole, good faith discretion, that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Lender's Liens.

"Permitted Dispositions" means (i) sales or other dispositions by a Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of such Borrower's business, (ii) the use or transfer of money or Cash Equivalents by such Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (iii) the licensing by a Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of such Borrower's business.

"Permitted Investments" means (i) investments in Cash Equivalents in investment or deposit accounts subject to Lender's perfected first lien, (ii) investments in negotiable instruments for collection, and (iii) advances made in connection with purchases of goods or services in the ordinary course of business.

"Permitted Liens" means (i) any Liens held by Lender or Affiliates of Lender,
(ii) Liens for unpaid taxes that either are not yet delinquent, or do not constitute an Event of Default hereunder and are the subject of a Permitted Contest, (iii) Liens set forth on Schedule l.1(b) to the extent of the Indebtedness referenced therein, (iv) the interests of lessors under operating leases, (v) Liens securing purchase money Indebtedness or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness, (vi) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, or laborers, incurred in the ordinary course of a Borrower's business and not in connection with the borrowing of money, and which Liens either (A) are for sums not yet delinquent, or (B) are the subject of Permitted Contests, (vii) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (viii)
Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of a

Borrower's business and not in connection with the borrowing of money, (ix) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of a Borrower's business, (x) Liens resulting from any judgment or award that is not an Event of Default hereunder and are the subject of Permitted Contests, and (xi) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

"Permitted Purchase Money Indebtedness" means secured or unsecured purchase money Indebtedness (including obligations under Capital Leases) incurred to finance the acquisition of fixed assets or equipment, if such Indebtedness (i) has a scheduled maturity and is not due on demand, (ii) does not exceed the purchase price of the items being purchased, and (iii) is not secured by any property or assets other than the item or items being purchased.

"Person" means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or any other entity of any kind or any government or political subdivision or any agency, department or instrumentality thereof.

"Personal Property Secured Loan" means a Consumer Purpose Loan secured by a perfected first lien or security interest on personal property.

"Plan" means an employee benefit plan defined in Section 3(3) of ERISA, other than a multi-employer plan, in respect of which Parent Company, a Borrower or any member of the Controlled Group is, or within the immediately preceding six
(6) years was, an "employer" as defined in Section 3(5) of ERISA.

"Pledge Agreements" means those certain pledge and security agreements to be executed by (i) the Trustee under a certain Trust Agreement Establishing George Luburich, II Revocable Trust, by which such Person pledges to Lender all of the outstanding capital stock of Parent Company, and (ii) Parent Company, by which such Person pledges to Lender all of the outstanding membership interests of GLCA, and (iii) GLCA, by which GLCA pledges to Lender all of the outstanding membership interests of GL Funding.

"Proceeds" means "proceeds" (as defined in the UCC), all cash and non-cash proceeds, substitutions, replacements, additions and accessions to any Collateral, all documents, negotiable documents, documents of title, warehouse receipts, storage receipts, dock receipts, dock warrants, express bills, freight bills, airbills, bills of lading, and other documents relating thereto, all products thereof, including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds.


"Qualified Seller" means a Seller which, at the time of the proposed acquisition, (a) is in substantial compliance with all Requirements of Law and Consumer Finance Laws applicable to such Seller, and (b)(i) has a net worth (as reasonably determined by Borrowers and Lender based upon information publicly available with respect to such Seller) of greater than [*], or (ii) has provided a guaranty of performance of such Seller of such loans under its contractual undertakings with a Borrower, such guaranty having been executed by a Person who has a net worth (as reasonably determined by Borrowers and Lender based upon information publicly available with respect to such Seller) of greater than [*]. Additionally, the term "Qualified Seller" shall mean any Person which upon written request of a Borrower is approved by Lender in writing; provided, however that such approval shall be deemed given by Lender if Lender shall fail to object in writing to such Seller within five (5) Business Days after Lender receives written request for approval from a Borrower.

"Real Property" means any estate or interest in real property (including without limitation any leasehold interest) now owned or hereafter acquired by a Person and all improvements thereto.

"Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (ii) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (iv) conduct any other actions authorized by 42 USC (S)9601 et seq.

"Requirements of Law" means, as to any Person, the charter and by-laws or other organization or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans With Disabilities Act of 1990 and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

"Reserves" means any amount as Lender may deem proper and necessary, in its sole good faith discretion, to establish reserves for the creditworthiness of any Account Debtor, the payment of taxes or Contingent Liabilities, customer advances and deposits, payment of interest, fees, and expenses payable under this Agreement or any other agreement in favor of Lender, and such other purposes as Lender may deem appropriate.

"Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock or similar ownership interest of a Borrower now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock or interest of a Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests or units of the ownership interest of a Borrower or Parent Company now or hereafter outstanding, and (iv) any payment or prepayment of principal, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim to rescission with respect to, any Subordinated Debt.

"Revolving Credit Availability" means, at any particular time, the amount by which the Revolving Credit Maximum Amount at such time exceeds the aggregate Revolving Credit Obligations of the Borrowers outstanding at such time.

"Revolving Credit Maximum Amount" means at any particular time, the lesser of
(i) $7,000,000 and (ii) the combined Borrowing Base of the Borrowers in the aggregate.

"Revolving Credit Obligations" means, at any particular time, the aggregate sum of the outstanding principal amounts of the Loan.

"Revolving Loan Maturity Date" means December 11, 2004.

"Seller" means a Person in the business of originating or buying and selling Financial Assets from whom any Borrower purchases Financial Assets.

"Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act, as amended from time to time).

"Subordinated Debt" means any Indebtedness incurred by a Borrower which is subject to a debt subordination agreement or other subordination provisions in favor of Lender, in all respects satisfactory to Lender in its sole discretion, and approved by Lender in writing.

"Subsidiary" of a Person means any corporation, partnership, limited liability company or other entity in which such Person directly or indirectly owns or controls the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, or appoint managers or other persons performing similar functions.

"Total Liabilities" means, at the time of each determination, with respect to any Person (a) all Indebtedness for borrowed money or for the deferred purchase price of property or services, (b) any other Indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations with respect to any letter of credit issued for the account of such Person, (d) all obligations in respect of acceptances issued or created for the account of such Person, (e) Capital Lease obligations, (f) all liabilities (including lease obligations) secured by any lien or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (g) all obligations of such Person with respect to interest rate protection agreements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association), and (h) all other obligations of any Borrower which, in accordance with GAAP, would be classified upon a balance sheet as liabilities (except capital stock and surplus earned).

"UCC" means the Ohio Uniform Commercial Code, as in effect from time to time; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of Lender's and Custodial Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Voidable Transfer" is defined in Section 10.12.

1.2. Other Definitional Provisions and Construction.

     (a) Any terms used in this Agreement or in any Loan Document that are defined in the UCC shall have the meanings given such terms therein, unless otherwise defined herein.

     (b) Any accounting terms used in this Agreement or in any Loan Document and not specifically defined herein shall be construed in accordance with the respective meanings given to such terms under GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

     (c) Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term "including" is not limiting, the words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto, and thereof as applicable. Any reference herein to any Person shall be construed to include such Person's successors and assigns.

     (d) All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   The Loan and Terms of Repayment.

     Lender, subject to the terms and conditions hereof, will extend credit to the Borrowers, jointly and severally, based on each Borrower's Borrowing Base up to the aggregate sum of $7,000,000 (the "Loan"). The Borrowers, jointly and severally, unconditionally promise to pay when due the principal amount of the Loan, all unpaid interest accrued thereon and all other Obligations incurred by it, in accordance with the terms of this Agreement and the other Loan Documents.

2.1. The Loan and Borrowing Base.

     (a) The Revolving Credit Obligations of any Borrower at no time will exceed such Borrower's Borrowing Base, and the Revolving Credit Obligations of the Borrowers in the aggregate at no time will exceed the Revolving Credit Maximum Amount. Lender, in its good faith discretion, reserves the right upon prior written notice to any Borrower to increase or decrease the advance rate percentages or the maximum amount advanced against the Eligible Financial Assets, in each case, used in calculating the Borrowing Base.


     (b) Interest shall accrue on the unpaid balance of the Loan at an interest rate per annum equal to the greater of (i) the Base Rate, plus the Base Rate Margin or (ii) $10,000.00 per month. All interest accruing on the Loan shall be due and payable in arrears on the first (1st) Business Day of each month, beginning on January 2, 2003.


     (c) The principal sum and all obligations outstanding under the Loan shall be due and payable in full on the earlier of the date that the Loan is due and payable in full pursuant to the terms of this Agreement, whether by acceleration or otherwise, or the Revolving Loan Maturity Date.

     (d) The Loan shall also be evidenced by a promissory note or by one or more promissory notes executed in substitution therefore, substantially in the form of Exhibit C attached hereto.

     (e) The net proceeds of the Loan will be used to satisfy existing Indebtedness of the Borrowers, to fund the purchase of Financial Assets, to provide for working capital requirements of the Borrowers, to make Permitted Investments and for any other lawful purpose in the business of the Borrower.

2.2. Provisions Applicable to the Loan.

     (a) Upon the occurrence of any Event of Default, Lender, at its option, may, to the extent not prohibited under applicable law: (i) increase the applicable interest rate on all or any portion of the Loan to the Default Rate, and (ii) add any unpaid accrued interest to principal, and such sum will bear interest therefrom until paid at the rate provided for herein (including any increased rate).

     (b) Interest, fees and other charges hereunder each shall be calculated on a 360 day year basis and shall be based on the actual number of days which elapse during the interest calculation period.

     (c) In no event whatsoever shall the interest rate and other charges hereunder exceed the highest rate permissible under law which a court of competent jurisdiction, in a final determination, shall deem applicable hereto. In the event such a court determines that Lender has received interest or other charges hereunder in excess of the highest rate applicable thereto, Lender shall promptly refund such excess amount to the Borrowers, and the provisions hereof shall be deemed amended to provide for such permissible rate.

     (d) Each of the Borrowers hereby irrevocably authorizes Lender to charge any account of any Borrower or to add to the principal balance of the Loan an amount to effect any payment of principal, interest, fees and commissions as the same becomes due hereunder.

2.3. Pending Defaults.

     Lender shall have no obligation to advance or readvance any sums pursuant to the Loan at any time when a set of facts or circumstances exists, which, upon the giving of notice, the lapse of time, or both, would constitute an Event of Default under this Agreement (a "Pending Default").

2.4. Reserves.

     Lender reserves the right to deduct from Revolving Credit Availability or any advances to be made hereunder any Reserves.

2.5. Advance Request.

     Subject to the provisions of this Agreement, a Borrower may elect to request an advance by giving notice thereof to Lender in writing in form set forth in Exhibit D not later than 10:00 a.m., Columbus, Ohio time, two (2) Business Days prior to the date any such advance is to be effective.

3.   Fees, Audits, Prepayments.

3.1. Fees.

     The Borrowers, jointly and severally, will pay to Lender:

     (a)  on the Closing Date, a nonrefundable fee equal to [*]; and
     (b) on each anniversary of the Agreement, an additional nonrefundable fee equal to [*].

3.2. Broker's and Finder's Fees.

     The parties hereto agree that the Borrowers will pay any and all broker's, finder's or similar fees arising in connection with the transactions contemplated under this Agreement. Further, each of the Borrowers and the Guarantors hereby agrees to protect, defend, indemnify and hold harmless Lender from and against any claim, action, or proceeding relating to the collection of any broker's, finder's or other similar fees.

3.3. Collateral Audits, Appraisals.

     Lender shall have the right, in its sole good faith discretion, at any time to conduct or to employ one or more outside audit firms or other professionals to conduct audits of any Borrower and appraisals with respect to the Collateral and business; provided, however, that if no Pending Default or Event of Default shall have occurred hereunder, such appraisals or audits shall be conducted no more frequently than once a quarter. In connection therewith, such Borrower agrees to pay to Lender on demand (i) a fee of [*] per day per auditor for audit services and write-up time, plus an amount equal to all out-of-pocket expenses of such auditors, (ii) a fee of [*] per day per appraiser, plus an amount equal to all out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iii) the actual charges paid or incurred by Lender if Lender elects to employ the services of one or more third Persons to perform financial audits of any Borrower, to appraise the Collateral, or any portion thereof, or to assess any Borrower's business valuation. If any Borrower fails to pay an amount due under this Section 3.3 to Lender immediately upon demand, interest shall accrue thereon from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations.

3.4. Termination Fee.

     (a) In the event that the Borrowers cancel or terminate this Agreement and pay in full all amounts outstanding hereunder prior to the Revolving Loan Maturity Date, the Borrowers will, jointly and severally, pay to Lender, a termination fee equal to (i) [*] of the maximum stated principal amount of the Loan if such cancellation or termination occurs on or before the first anniversary of the Closing Date, and (ii) [*] of the maximum stated principal amount of the Loan if such cancellation or termination occurs after the first anniversary of the Closing Date. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing at any time when the Borrowers cancel or terminate this Agreement, the Borrowers jointly and severally agree to pay a default termination fee equal to [*] of the maximum stated principal amount of the Loan. Notwithstanding the first sentence of this Section 3.4 (a), if the Borrowers cancel or terminate this Agreement within 180 days of Lender reducing the advance rate on Eligible Financial Assets below [*] or establishing a Reserve greater than [*] from any Reserve in effect of the time of such increase, then Lender will permit such cancellation or termination without the payment of the fee described in clause (a) (i) or (a) (ii) above.

     (b) If after the first anniversary of the Closing Date, the Borrowers provide to Lender an unconditional (other than subject to customary closing conditions) loan commitment for a credit facility that [*] from a reputable bank or finance company, Lender shall have the right of first refusal to provide a commitment to the Borrowers in such amount on substantially similar terms and will have the right to participate with such lender (if agreed to by such other lender) in such credit facility in a principal amount of [*] such other amount as Lender shall agree. Lender shall exercise its right of first refusal within a reasonable period of time (to provide for due diligence and credit approval, among other items) after Lender has been presented with such commitment or such right shall be deemed waived by Lender, and Borrower shall be, thereafter, permitted to consummate the financing with such replacement lender. If Lender declines to exercise any such right of first refusal or to participate (or waives the same and no Event of Default has occurred and is continuing hereunder), Borrower shall not be obligated to pay to Lender the [*] termination fee described in clause (a)(ii) above.


     (c) In view of the impracticality and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of lost profits of Lender as a result of an early cancellation or termination. Borrowers hereby agree to pay to Lender the applicable termination fee or default termination in accordance with this Section 3.4. Such fees shall be presumed to be the amount of damages sustained by Lender as a result of such early termination or cancellation, and Borrowers agree that such amount is reasonable under the circumstances.

3.5. Prepayment and Prepayment Notice.

     (a) The Borrowers shall have the option at all times to permanently cancel or prepay the Loan, in whole or in part, by providing to Lender sixty (60) days prior written notice of the effective date and amount of such cancellation or prepayment, subject to the terms and conditions of this paragraph. In addition, on the effective date of any such cancellation or prepayment of any portion of the Loan prior to the Revolving Loan Maturity Date, the Borrowers will pay to Lender the amount of such cancellation or prepayment and the applicable termination fee set forth in
Section 3.4.

     (b) The Borrowers agree that the applicable termination fee shall be due and payable to Lender regardless of whether the prepayment results from a Borrower's voluntary prepayment or from Lender's exercise of its rights after an Event of Default, acceleration or otherwise.

3.6. Mandatory Prepayment or Reduction.

     (a) If at any time the Revolving Credit Obligations (i) of any Borrower exceed such Borrower's Borrowing Base or (ii) of the Borrowers in the aggregate exceed the Revolving Credit Maximum Amount, then the Borrowers will immediately pay to Lender such difference, which shall be applied to the Loan.

     (b) Immediately after the receipt of any Net Cash Proceeds on account of
(i) the sale, assignment or other disposition of property or assets, other than sales in accordance with clauses (ii) and (iii) of the definition of Permitted Dispositions and sales permitted by Section 7.9 below, in excess of [*] in any fiscal year or (ii) the loss of or damage to, or taking by condemnation or eminent domain of, all or any portion of property or assets of a Borrower, such Borrower shall make or cause to be made a mandatory prepayment of the Loan in an amount equal to 100% of such Net Cash Proceeds, except to the extent that no Event of Default has occurred and is continuing, and such Borrower shall have replaced such property using such Net Cash Proceeds within 180 days after the receipt thereof, and shall have provided, to Lender's satisfaction, evidence of the same.

     (c) Immediately after the receipt of any Net Cash Proceeds from the issuance of stock, membership interest or units or from any other additions to the equity of or any contributions to the capital of any Borrower or Parent Company, the Borrowers will make or cause to be made a mandatory prepayment of the Loan in an amount equal to 100% of such Net Cash Proceeds.

     (d) Immediately after the receipt of any Net Cash Proceeds from the issuance of Indebtedness, other than Permitted Purchase Money Indebtedness permitted pursuant to Section 7.11 below and Indebtedness related to the Approved Subordinated Debt Issuance, the Borrowers will make or cause to be made a mandatory prepayment of the Loan in an amount equal to 100% of such Net Cash Proceeds.

     (e) Nothing in this Section 3.6 shall be construed to constitute Lender's consent to any transaction which is not expressly permitted by Article 7.

     (f) On the date any mandatory prepayment is received by Lender pursuant to clause (b), (c) or (d) above (each such payment being a "Designated Prepayment"), such

Designated Prepayment shall be allocated and applied, in the sole discretion of Lender, to the repayment of the Loan.

3.7. Guarantors.

     The Guarantors shall each at all times guaranty the prompt and full payment of the Loan, subject to the terms of the Guaranty.

3.8. Additional Security.

     In addition to the Collateral securing the Loan, on or prior to the date hereof as collateral security for the Loan and the respective Guaranties, GLCA will grant to Lender a first priority security interest and assignment in all present and future membership interests of GL Funding; Parent Company will grant to Lender a first priority pledge and security agreement in all of the membership interests of GLCA; and George Luburich, II will cause the George Luburich II Revocable Trust to grant to Lender a first priority pledge and security agreement in all of the capital stock of Parent Company. The security interests or assignment interests described in this Section 3.8 shall secure the prompt and full payment and complete performance of the Obligations to Lender, it being understood that the granting of such security for the Loan is a material inducement to the execution and delivery of this Agreement by Lender.

4.   Security Agreement.

4.1. Grant of Security Interest.

     To secure the prompt payment and performance to Lender of the Obligations and each covenant and duty under the Loan Documents, each Borrower hereby grants, pledges, conveys and assigns to Lender continuing security interests in and liens upon all of such Borrower's right, title and interest in all currently existing and hereafter acquired Collateral. The absence of any reference to this Agreement in any documents, instruments or agreements evidencing or relating to any Obligation secured hereby shall not limit or be construed to limit the scope or applicability of this Agreement.

4.2. Dominion of Funds Agreements and Collection of Receivables.

     (a) Each Borrower will request in writing and otherwise use its best efforts to ensure that each Account Debtor forwards payment of the amounts owed directly to a lockbox account or arrangement satisfactory to Lender, and each Borrower shall execute one or more blocked account agreements, control agreements or lockbox agreements, each in form and substance satisfactory to Lender (the "Dominion of Funds Agreements"). The Dominion of Funds Agreements will provide, among other things, that (i) all items of payment must be deposited in the Cash Collateral Account and proceeds thereof are held by the deposit bank as agent or bailee-in-possession for Lender, (ii) the deposit bank has no rights of setoff or recoupment or any other claim against the applicable depositary account or Cash Collateral Account, other than for payment of its service fees and other charges directly related to the administration of such account and lockbox services and for returned checks or other items of payment, and (iii) the deposit bank transfer on a daily basis by automated clearing house transaction, wire transfer or other electronic transfer all collected funds in the applicable depositary account or Cash Collateral Account to a designated account owned and controlled by Lender.

     (b) Beginning on the date of this Agreement and continuing at all times thereafter, each Borrower will notify all Account Debtors to remit payments to the address specified in the respective Dominion of Funds Agreements, and all invoices rendered after the date hereof shall bear such address. Lender, at any time after the occurrence and during the continuance of a Pending Default or an Event of Default, may notify Account Debtors that Collateral has been assigned to Lender and shall be paid to Lender through the applicable depositary account. Cash Collateral Account or otherwise. Upon request of Lender at any time after the occurrence and during the continuance of a Pending Default or an Event of Default, each Borrower agrees to notify such Account Debtors and indicate on all billings that the accounts are payable directly to Lender at an address provided by Lender.

4.3. Dominion of Funds.


     All collections through the lockbox arrangement shall be deposited into a Cash Collateral Account. If any Borrower makes collections on any of the Collateral, it shall hold such collections in trust for Lender or the proceeds received therefrom and turn over all checks, drafts, cash and other remittances and proceeds each Business Day to be deposited in the Cash Collateral Account. All collected funds in the Cash Collateral Accounts on a daily basis will be transferred by means of ACH transfer, wire transfer or other electronic transfer to a designated account in Lender's name and under its sole dominion and control ("Lender's Account"). Provided that no Pending Default or Event of Default has occurred and is continuing or will occur as the result of such transfer, two (2) Business Days after written request of GLCA, Lender will transfer collected funds from Lender's Account to GLCA's operating account, [*] at Harris Bank, which account shall be pledged to Lender and subject to a control agreement in favor of Lender. Lender shall have the right to withdraw funds from any Cash Collateral Account to pay any portion of unpaid fees and expenses due to Lender and to reduce the outstanding principal balance under the Loan to an amount that does not exceed the Borrowing Base.


4.4. No Duty.

     Lender shall have no duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of any Collateral in the possession of Lender.

4.5. Financing Statements; Control Agreements; After-Acquired Property.

     At any time, at the request of Lender, each Borrower agrees to execute and deliver any and all financing statements, original statements in lieu of continuation statements, fixture filings, security agreements, collateral assignments, mortgages, deeds of trust, pledges, assignments, endorsements of certificates of title, and all other documents (the "Attendant Collateral Documents") that Lender may request in its sole good faith discretion, in form and substance satisfactory to Lender, to perfect or continue perfection Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), and to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, such Attendant Collateral Documents are consistent with the provisions of this Agreement. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Attendant Collateral Documents in such Borrower's name and authorizes Lender to file such executed Attendant Collateral Documents in any appropriate filing office. In addition, upon Lender's request, each Borrower shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable property acquired or generated by any Borrower, (b) cause all patents, copyrights, and trademarks acquired or generated by any Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to provide constructive notice of such Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder. Each Borrower agrees to pay the cost of filing the same in all public offices wherever filing is deemed by Lender to be necessary or desirable. Each Borrower hereby authorizes Lender to file any Attendant Collateral Documents describing the Collateral, and any necessary future amendments thereto, in any and all public offices in which Lender deems such filing to be necessary or desirable. Each Borrower agrees to cooperate with Lender in Lender's obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and any other Collateral with respect to which perfection of a security interest therein may be obtained by control.

4.6. Lender's Appointment as Attorney-in-Fact.

     Each Borrower hereby irrevocably constitutes and appoints Lender (and any officer, employee or agent thereof, with full power of substitution, as such Borrower's true and lawful attorney-in-fact with full irrevocable power and authority, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all Attendant Collateral Documents or any documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to Lender the power and right, on behalf of such Borrower, without notice to or assent: (a) to execute, file and record all such financing statements, certificates of title and other certificates of registration and operation and similar documents and instruments as Lender may deem necessary or desirable to protect, perfect and validate Lender's security interest in the Collateral; (b) to receive, collect, take, indorse, sign, and deliver in such Borrower's or Lender's name, any and all checks, notes, drafts, or other documents or instruments relating to the Collateral; and (c) upon the occurrence and during the continuance of an Event of Default, (i) to notify postal authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, (ii) to open such mail delivered to the designated address, (iii) to sign or indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices to Account Debtors or in connection with accounts and other documents relating to the Collateral, (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (v) to settle, make and adjust all claims under such Borrower's policies of insurance, (vi) to negotiate, settle, compromise or adjust any Account, chattel paper or General Intangible, and (vii) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option, at any time or from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender's security interest therein, in order to effect the intent of this Agreement to the extent permitted by applicable law. If Lender shall incur any cost or expense in exercising any power and right granted to it under this Section 4.6, and should such Borrower not immediately reimburse Lender for such amounts upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations. This power of attorney is a power coupled with an interest and shall be irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated. The powers conferred upon Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that Lender actually receives as a result of the exercise of such powers and neither Lender nor any of its officers, directors, employees or agents shall be responsible to any Borrower for any act or failure to act, except for Lender's own gross negligence or willful misconduct, as determined by a final non-appealable judgment by a court of competent jurisdiction.

4.7. Right to Inspect.

     During normal business hours and after giving reasonable advance notice, Lender (through any of its respective officers, employees, or agents) shall have the right, from time to time hereafter, to inspect any Borrower's books and records and to check, test, and appraise the Collateral in order to verify such Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

4.8. Control Agreements.

     No arrangement contemplated hereby or by any control agreement in respect of any securities accounts or other Investment Property shall be modified by any Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Pending Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable securities account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Cash Collateral Account or to any account established by Lender.

4.9. Delivery and Delivery of Collateral to Effect Sale.

     Borrowers shall deliver to Lender or the Custodial Agent all of the Lender's Mortgage File and all original instruments, chattel paper, and other documents evidencing Financial Assets (i) prior to any advance request under the Loan if the Borrowers have insufficient Revolving Credit Availability to make such advance, or (ii) within one (1) Business Day of Borrower's receipt of same if the Borrowers have sufficient Revolving Credit Availability for such advance. Each Borrower hereby agrees that Lender shall have the right to direct or redirect the delivery of all or any of the Collateral to any other designee. In the event that any Borrower desires to sell any Financial Assets to a purchaser, such Borrower shall deliver to Lender a notice of such proposed sale together with a properly executed Bailee Letter signed by any prospective purchaser and any financial or other information that such Borrower possesses in respect of such purchaser, and such Borrower's certification that the proposed sale is in accordance with the Borrowers' policy and procedure manual. Within two Business Days after receipt of such notice, an executed Bailee Letter and any other documents, agreements or assurances as Lender shall require, Lender shall direct the Custodial Agent to deliver the Mortgage File subject to such proposed sale to such prospective purchaser's address set forth on the notice of proposed sale. If full payment for such purchase for such Financial Assets is not received by Lender within two Business Days after such Mortgage File was delivered to such purchaser, such Borrower shal1 cause such purchaser immediately to return such Mortgage File to the Custodial Agent or Lender's designee by way of a nationally recognized overnight express service.

4.10. Release Upon Payment.

     Upon undefeasible payment in full of the Obligations secured hereby, Lender agrees to release all Collateral from the security interest. Liens and pledges secured hereby, such releases to be prepared by Lender and delivered to GLCA for filing by GLCA (at Borrowers' sole expense) within a reasonable time after payment of the Obligations.

5.   Conditions Precedent.

5.1. Conditions Precedent to Initial Advance.

     This Agreement shall become effective, and Lender shall be obligated to make the initial advance hereunder only after Lender shall have received from the Borrowers each of following items in form and substance satisfactory to
Lender: This Agreement, the promissory note and other agreements, the legal opinion of each Borrower's counsel, documents and instruments described in
Schedule 5.1 attached hereto, a current Borrowing Base certificate on the form set forth in Exhibit D, each duly executed where appropriate and in form and substance satisfactory to Lender; the fulfillment of all the conditions described thereon and the delivery of such additional documentation as Lender may reasonably request.

5.2. Conditions Precedent to Subsequent Advances.

     Lender shall not be required to make any disbursement or advance subsequent to the initial disbursement or initial advance under the Loan, unless on the applicable date that each such advance is to be made:

     (a) The warranties and representations set forth in Article 6 hereof and each of the representations and warranties contained in any Loan Document at any time pursuant to this Agreement shall be true and correct in all material respects on and as of such date with the same effect as though such warranty or representation had been made on and as of such date, except to the extent that such warranty or representation is stated to expressly relate solely to an earlier date;

     (b) Each Borrower shall have complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it, and no Event of Default or Pending Default shall have occurred and be continuing on such date or after giving effect to the advances requested to be made;

     (c) No Material Adverse Effect shall have occurred; and

     (d) Each Borrower shall have delivered to Lender a current Borrowing Base certificate in the form set forth in Exhibit D.

Each request for an advance hereunder shall constitute a warranty and representation by the Borrower making such request that each of the conditions contained in Sections 5.2 (a), (b), (c) and (d) have been satisfied.

6.   Warranties and Representations.

     In order to induce Lender to enter into this Agreement and to extend the Loan and to make the other financial accommodations to the Borrowers, each Borrower represents and warrants to Lender that each of the following statements is true and correct:

6.1. Organization and Authority.

     (a) Each Borrower (a) is a limited liability company duly organized, validly existing and in full force and effect under the laws of the jurisdiction of its organization; (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is not doing business or conducting any activity in any jurisdiction in which it is not duly qualified and authorized to do business, except where the failure to do so will not have a Material Adverse Effect.

     (b) Schedule 6.1 attached hereto accurately represents as of the Closing Date to Lender the following: (a) the classes of membership interests or units of each Borrower, all as authorized by such Borrower's Articles of Organization,
(b) the number of membership interests or units of each such class of membership interests or units issued and outstanding, (c) the registered owner or holder (legally or beneficially) thereof, (d) the certificate numbers evidencing the foregoing, if such membership interests or units are certificated, (e) such Borrower's employer tax identification number, and (f) such Borrower's jurisdiction of organization. All membership interests or units of all classes of membership interests or units issued are fully paid and non-assessable. Such Borrower does not have outstanding any other membership interests or units or other equity security, or any other instrument convertible to an equity security of such Borrower, or any commitment, understanding, agreement or arrangement to issue, sell or have outstanding any of the foregoing.

6.2. Borrowing is Legal and Authorized.

     All necessary limited liability company action has been taken in order to duly authorize each Borrower's execution and delivery of this Agreement and the other Loan Documents; (a) this Agreement and the other Loan Documents constitute valid and binding obligations enforceable in accordance with their respective terms; (b) the execution of this Agreement and the other Loan Documents and the compliance with all the provisions of the Loan Documents (i) are within the organizational powers of each Borrower, and (ii) will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any property of any Borrower under the provisions of any agreement, charter instrument, bylaw, or other instrument to which any Borrower is a party or by which it may be bound; and (c) there are no limitations in any indenture, contract, agreement, mortgage, deed of trust or other agreement or instrument to which any Borrower is now a party or by which any Borrower may be bound with respect to the payment of any Indebtedness, or, to the extent applicable, the ability of any Borrower to incur Indebtedness, including any agreements or instruments to be executed in connection with this Agreement.

6.3. Margin Loans and Purchase of Ineligible Securities.

     None of the transactions contemplated in this Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. No Borrower owns or intends to carry or purchase any "margin security" within the meaning of said Regulation U. None of the proceeds of the Loan have been or will be used to purchase or refinance any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended from time to time. Each Borrower represents and warrants that no portion of the Loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Lender during the underwriting period and for thirty (30) days thereafter.

6.4. Taxes.

     All tax returns and reports required to be filed by any Borrower in any jurisdiction have been filed, and all taxes, assessments, fees and other governmental charges upon any Borrower and upon any property, assets, income and franchises thereof, which are shown in such returns or reports to be due and payable have been paid, except for Permitted Contests. Except as set forth on
Schedule 6.4 attached hereto, no Borrower knows of any proposed additional tax assessment against it. The accruals for taxes on the books of each Borrower for the current fiscal period have been determined in accordance with GAAP, consistently applied, subject to year-end and audit adjustments.

6.5. Compliance with Law.

     (a) Each Borrower (a) is not in violation of any Requirements of Law or the Consumer Finance Laws, and (b) other than with respect to Licenses (as defined below) has not failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of such Borrower's properties or to the conduct of its business, in each case which violation or failure is reasonably likely to have a Material Adverse Effect.

     (b) With respect to all applications and requirements for Licenses for any ownership, acquisition, sale or other disposition, servicing, or collection of any Financial Asset or mortgage, each Borrower has applied for or obtained and is maintaining such License (or application) in compliance with Section 7.22 of this Agreement.

6.6. Financial Statements; Full Disclosure.

     The financial statements of the Borrowers for the fiscal year ending December 31, 2001, which have been supplied to Lender, have been prepared in accordance with GAAP and fairly represent each Borrower's financial condition as of such date. The interim financial statements of each Borrower for the period ending October 31, 2002, respectively which have been supplied to Lender have been prepared in good faith and accurately represent each Borrower's financial condition as of the dates of such financial information, subject to year-end and audit adjustments. None of the financial information referred to in this Section and none of the written statements furnished by any Borrower to Lender in connection with obtaining the Loan, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. Each Borrower has disclosed to Lender in writing all facts, including without limitation, all pending or threatened claims or litigation, which are reasonably likely to have a Material Adverse Effect. No Borrower knows of any fact or circumstances existing which has had, shall have or is reasonably likely to have a Material Adverse Effect.

6.7. Litigation; Adverse Effects.

     Schedule 6.7 attached hereto contains a description as of the date hereof of all pending or, to the knowledge of each Borrower, threatened claims involving individual claims against any Borrower in excess of [*]. There is no action, suit, audit, proceeding, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) pending before or by any Governmental Authority or private arbitrator or, to the best knowledge of each Borrower, threatened against such Borrower or any property thereof (i) challenging the validity or the enforceability of any provision of this Agreement, or any other Loan Document, or (ii) which has had, shall have or is reasonably likely to have a Material Adverse Effect. No Borrower is subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority, which individually or in the aggregate shall have or is likely to have a Material Adverse Effect.

6.8. Labor Matters.

     Except as set forth in Schedule 6.8 attached hereto, there is no collective bargaining agreement covering any of the employees of any Borrower; and no labor disputes (other than grievances arising in the ordinary course of business), strikes or walkouts affecting the operations of such Borrower, are pending, or, to the knowledge of such Borrower, threatened, planned or contemplated.

6.9. Solvency.

     After giving effect to all Indebtedness of each Borrower on the date of the Closing Date (including without limitation all amounts advanced under the Loan and all Contingent Obligations) and such other dates as advances are requested under the Loan, each Borrower is Solvent.

6.10. Government Consent.

     Neither the nature of any Borrower or of the business or properties, nor any relationship between any Borrower and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of any Borrower as a condition in the execution and delivery of this Agreement and the notes and documents contemplated herein.

6.11. No Liens.

     Each Borrower (a) has indefeasible title to all personal and Real Property in which it has an interest, free from any Liens, except Permitted Liens, and
(b) has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a Lien, except Permitted Liens.

6.12. Indebtedness.

     As of the Closing Date, set forth on Schedule 6.12 is a true and complete schedule of each Borrower's Indebtedness (other than Indebtedness to be paid with the initial advance of the Loan). No Borrower has incurred any Indebtedness other than Indebtedness permitted under this Agreement.

6.13. No Defaults.

     No event has occurred and no condition exists which would constitute a Pending Default or an Event of Default pursuant to this Agreement. No Borrower is in violation in any respect of any term of any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it may be bound which violation is reasonably likely to have a Material Adverse Effect.

6.14. Environmental Protection.

     Each Borrower (a) has no actual knowledge of the permanent placement, burial or disposal of any Hazardous Materials on Real Property, of any spills, releases, discharges, leaks, or disposal of Hazardous Materials that have occurred or are presently occurring on, under, or onto the Real Property, or of any spills, releases, discharges, leaks or disposal of Hazardous Materials that have occurred or are occurring off the Real Property as a result of the improvement, operation, or use of the Real Property which would result in non-compliance with any of the Environmental Laws; (b) to the best of its knowledge, is in compliance with all applicable Environmental Laws; (c) knows of no pending or threatened environmental civil, criminal or administrative proceedings against such Borrower relating to Hazardous Materials; (d) knows of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against such Borrower relating to Hazardous Materials; and (e) has not permitted any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Real Property to generate, manufacture, store, dispose or release on, about or under the Real Property any Hazardous Materials which would result in the Real Property not complying with the Environmental Laws and which would give rise to a an obligation to take a Remedial Action of such Borrower which would have a Material Adverse Effect.

6.15. Regarding the Financial Assets and Locations.

     To the best knowledge of each Borrower, (a) each Financial Asset is a bona fide and genuine obligation, and the Account Debtors unconditionally owe and are obligated to pay the full amounts reflected therein according to the terms thereof without any defense, offset or counterclaim; (b) all documents to be given to Lender with respect to such Financial Asset are genuine; (c) to the best of such Borrower's knowledge, pursuant to its customary credit investigation in the ordinary course of business as of the date each account is created, each of the Account Debtors is Solvent, or with respect to any Account Debtors who are not Solvent, such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such accounts;
(d) each of the Financial Assets referenced on each Borrower's most recent borrowing base certificate against which each Borrower has requested an advance under the Loan is an Eligible Financial Asset; (e) the Collateral is located only at the locations identified in Schedule 6.15 attached hereto; (f) each Borrower keeps correct and accurate records itemizing and describing the type, quality and quantity of its Inventory and Equipment and the book value thereof;
(g) each Financial Asset owned by a Borrower complies fully with such Borrower's written policies and procedure manual in effect from time to time, and (h) each Account Debtor on each Financial Asset has been notified to make all payments to the lockbox address specified in the Dominion of Funds Agreements.

6.16. Intellectual Property.

     Each Borrower owns or has the legal and valid right to use all Intellectual Property necessary for the present and planned operation of its business without any known conflict with the rights of others, free from any lien or encumbrance, other than Permitted Liens and free of any restrictions material to the operation of its business as presently conducted. Except as set forth in
Schedule 6.16 attached hereto, each Borrower (a) has no registered Intellectual Property, (b) as licensor, licenses no registered Intellectual Property, and (c) to the best of its knowledge, is not a party to any material license agreement with respect to any registered Intellectual Property, other than with respect to software available from multiple vendors.

7.   Affirmative and Negative Covenants.

     Each Borrower covenants that on and after the date of this Agreement until terminated pursuant to the terms of this Agreement, or so long as any Indebtedness provided for herein remains unpaid:

7.1. Payment of Taxes and Claims.

     Each Borrower will pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of any of its franchises, businesses, income or property when due (except to the extent payment may be withheld or conditioned in connection with a Permitted Contest); and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any Borrower's property or assets, other than for Permitted Contests.

7.2. Collateral Insurance.

     Each Borrower shall have and maintain insurance at all times with respect to all Inventory and Equipment insuring against risks of fire (including so-called extended coverage), explosion, theft, sprinkler leakage and such other casualties as Lender may reasonably require, including, without limitation, hazard and liability insurance, containing such terms, in such form, for such amounts, for such periods and written by such insurance companies as are substantially similar to that reflected on the insurance certificate submitted to Lender on or before the Closing Date, and each such policy shall (i) contain a clause or endorsement satisfactory to Lender that names Lender as lender loss payee, as its interests may appear, (ii) provide that no act, default or breach of warranty or condition of the insured or any other person shall affect the right of Lender to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto, and (iii) provide for thirty (30) days' written minimum notice of cancellation or alteration to Lender. Each Borrower shall deliver to Lender evidence of the payment of all premiums of all policies of insurance. In the event of failure to provide insurance as provided herein or in Section 7.4 below, Lender may, at its option, provide such insurance, and each Borrower shall pay to Lender, upon demand, the cost thereof. Should said sum not be paid to Lender upon demand, interest shall accrue thereon from the date of demand until paid in full at the highest rate set forth in any document or instrument evidencing any of the Obligations.

7.3. Place of Business; Books and Records.

     (a) Each Borrower shall (i) maintain the same principal place of business and chief executive office in existence as of the Closing Date of this Agreement; (ii) deliver to Lender at least thirty (30) days prior to the occurrence of any of the following events, written notice of such impending events: (A) a change in the principal place of business or chief executive office, (B) the opening or closing of any place of business, or (C) a change in name, identity or structure; and (iii) remain organized in the state of its organization as of the Closing Date of this Agreement.

     (b) Each Borrower shall (i) at all times keep accurate and complete records of the Collateral in accordance with GAAP, including without limitation, a perpetual inventory and complete and accurate stock records, and at all reasonable times and from time to time, shall allow Lender, by or through any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from such books and records and to arrange for verification of the Collateral directly with Account Debtors or by other methods and to examine and inspect the Collateral wherever located; (ii) provide Lender, or Lender's designee or bailee, original copies of the agreements with the Account Debtors, and such other documentation and information relating to the Collateral as Lender may require, and (iii) keep the records concerning the Collateral at its principal place of business and chief executive office as of the effective date of this Agreement unless Lender shall give its prior written consent otherwise.

7.4. Maintenance; Collateral Covenants.

     (a) Each Borrower shall (i) maintain its property in a condition comparable to that on the date hereof, except for normal wear and tear and routine maintenance and obsolescence in the ordinary course of business and make all renewals, replacements, additions, betterments and improvements thereto which Lender deems necessary;
(ii) maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including fire and casualty, public liability, products liability, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, with each such policy of insurance containing a clause or endorsement satisfactory to Lender that names Lender as loss payee or additional insured, as its interest may appear, and that provides that no act, default or breach of warranty or condition of any Borrower or any other person shall affect the right of Lender to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto, in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; (iii) reflect in its financial statements adequate accruals and appropriations to reserves and keep and maintain proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral; (iv) do or cause to be done all things reasonably necessary (A) to preserve and keep in full force and effect its existence, rights and franchises, and (B) to maintain its status as duly organized and existing, and in good standing, under the laws of the state of its organization;
(v) conduct continuously and operate actively its business and take all actions reasonably necessary to enforce and protect the validity of any Intellectual Property material to such Borrower's business; (vi) not be in violation of any Requirements of Law or Consumer Finance Laws, which violation is reasonably likely to have a Material Adverse Effect; (vii) obtain no later than February 11, 2003, and thereafter maintain a Key Man Life Insurance Policy satisfactory to Lender in an amount not less than $2,000,000 on the life of George Luburich, II, which shall be collaterally assigned to Lender; and (viii) maintain and update such Borrower's policies and procedure manual in accordance with applicable Requirements of Law and Consumer Finance Laws.

     (b) Each Borrower shall (i) defend the right, title and interest of Lender in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein; (ii) promptly perform, on request of Lender, such acts as Lender may determine to be reasonably necessary or advisable to create, perfect, maintain, preserve, protect and continue the perfection of any Lien provided for in this Agreement or otherwise to carry out the intent of this Agreement; (iii) (A) use its best efforts to obtain, prior to the placement of any Collateral in or upon any leased Real Property, a waiver from the lessor with respect to the rights (whether present or future) of the lessor with respect to that Collateral, (B) advise Lender promptly, in writing and in reasonable detail of any material encumbrance or claim asserted against any of the Collateral, of any material change in the composition of the Collateral, and of the occurrence of any other event that would have a material adverse effect upon the aggregate value of the Collateral or upon the security interest of Lender, and (C) keep the Collateral in good condition and shall not misuse, abuse, secrete, waste or destroy any of the same; and (iv) maintain no other place of business or place where Collateral is located, except as shown in Schedule 6.15 attached hereto, or as permitted hereunder and other locations as to which such Borrower has given Lender at least thirty (30) days' advance written notice and has obtained Lender's prior written consent.

7.5. Environmental Compliance.


     Each Borrower shall be and remain in compliance with all Environmental Laws, except where the failure to do is not reasonably likely to cause such Borrower to incur or to have environmental liabilities and costs in excess of [*]. In addition, each Borrower shall (a) keep any of its Real Property free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,
(b) provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Laws, and (d) promptly provide Lender with written notice within ten (10) days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the Real Property or personal property of any Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower, and (iii) notice of a violation, citation, or other administrative order which is reasonably likely to result in a Material Adverse Effect.


7.6. Average/Weighted Loan Basis.

     At no time will the aggregate Loan Basis of the Borrowers' consolidated Financial Assets exceed ninety percent (90%) of the aggregate unpaid principal amounts of all of Borrowers' Financial Assets.

7.7. Management.

     At all times George Luburich, II will have an active role in the executive management of each Borrower and Parent Company; provided, however, if he dies or become incapacitated, the Borrowers within thirty (30) days after his death must have hired an executive of similar educational background, ability and experience who is in all respects satisfactory to Lender.

7.8. Restriction on Fundamental Changes: Conduct of Business.

     No Borrower shall (a) enter into any merger or consolidation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, any substantial portion of such Borrower's business or property, whether now or hereafter acquired, (b) enter into limited liability companies, partnerships or joint ventures with any other entity, (c) acquire all or substantially all of the assets or business of any other company, person or entity, (d) create, acquire or permit to exist any Subsidiaries (other than GL Funding as a

Subsidiary of GLCA), (e) conduct business under any trade names other than the trade names of such Borrower as of the Closing Date of this Agreement, or (f) engage in any business other than the businesses engaged in by such Borrower on the date hereof and any business or activities which are substantially similar or related thereto. No Borrower will make any material change in its current business or business practices without providing not less than sixty (60) days prior written notice to Lender. No Borrower shall permit Parent Company to create, acquire or permit to exist any Subsidiaries other than GLCA, and such Subsidiary of Parent Company shall be wholly owned by Parent Company.

7.9. Sale of Assets.

     No Borrower shall sell, assign, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income of profits therefrom, or enter into any agreement to do so except for (a) Permitted Liens,
(b) Permitted Dispositions, and (c) any sale of Financial Assets of any Borrower made in the ordinary course of such Borrower's business; provided, however, (i) the Net Cash Proceeds derived from such sale is at least ninety percent (90%) of the Loan Basis of such Financial Assets, (ii) after giving effect to such sale, no Pending Default or Event of Default will exist and (iii) such Borrower delivers to Lender a notice of the proposed sale at least five (5) Business Days prior to such sale. Notwithstanding the foregoing, no Borrower may grant a security interest in or encumber any Financial Assets, Accounts or General Intangibles other than in favor of Lender.

7.10. Negative Pledge.

     No Borrower will cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the Collateral or any other real or personal property, whether now owned or hereafter acquired, to become subject to a Lien, except for Permitted Liens. In addition, no Borrower will grant or agree to provide in the future (upon the happening of a contingency or otherwise), a "negative pledge" or other covenant or agreement similar to this Section 7.10 in favor of any other lender, creditor or third party.

7.11. Indebtedness.

     No Borrower will directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except for (i) Indebtedness to Lender, (ii) Permitted Purchase Money Indebtedness (including Capital Lease obligations) which in the aggregate do not exceed the sum of $100,000 outstanding at any time, and (iii) the Approved Subordinated Debt Issuance not to exceed the sum of $2,500,000 outstanding at any time.

7.12. Contingent Obligations.

     No Borrower directly or indirectly will create or become liable with respect to any Contingent Obligation, except (a) recourse obligations resulting from the indorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations, warranties and indemnities not relating to Indebtedness, which have been or are undertaken or made in the ordinary course of such Borrower's business, and (c) Contingent Obligations with respect to surety, appeal and performance bonds obtained by such Borrower.

7.13. Restricted Payments.

     No Borrower shall declare or make any Restricted Payment other than for (a) payments of interest made prior to the occurrence of a Pending Default or an Event of Default on account of any Subordinated Debt; and (b) on the business day immediately preceding the date on which GLCA's members shall be required to make any tax related payment to any Governmental Authority, GLCA may make distributions to such members in an amount not to exceed such member's actual or estimated (at the maximum marginal income tax rate applicable to individuals) tax obligations attributable to such member's allocable share of GLCA's Net Income, from funds legally available for such purpose; provided, such members shall utilize such amount thereof as is necessary to pay his or her tax obligations; provided further, any amount otherwise permitted to be paid under this clause shall be reduced by the amount of any state or federal income tax related payments made directly by any Borrower or any Affiliate to any Governmental Authority, and evidence of such distributions, such as by copies of Form 1120(S) and estimated tax payment forms of such Borrower's members shall be submitted to Lender at the time of such distributions; and provided further, that (i) each Borrower shall deliver to Lender a notice at least fifteen (15) days prior to the distribution to such members and (ii) such distribution will not cause a Pending Default or Event of Default.

7.14. Loans and Advances, Investments.

     No Borrower shall directly or indirectly make or own any Investment except:
(a) Permitted Investments and (b) loans or advances to members of executive management of such Borrower, which loans and advances do not in the aggregate exceed $25,000 outstanding at any time.

7.15. Non-Qualified Sellers; Restriction on Certain Assets.

     (a) The Borrowers will not purchase any Financial Asset from a Seller of Financial Assets (other than a Qualified Seller) which, at any time when added to all other Financial Assets owned by the Borrowers and purchased from such Seller, causes the aggregate Loan Basis of all such Financial Assets to exceed $1,000,000.

     (b) At no time shall the Loan Basis of Borrowers' aggregate Non-Performing Foreclosure Loans and Personal Property Loans be more than twenty-five percent (25%) of the aggregate Loan Basis of all Financial Assets.

7.16. Transactions With Affiliates.

     No Borrower shall, except as otherwise expressly permitted herein, directly or indirectly enter into or permit to exist any of the following: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate; (d) repay any Indebtedness to any Affiliate; (e) pay any royalties or license fees to any Affiliate; (f) pay any management or consulting fees to any Affiliate; or (g) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guaranties and assumptions of obligations of any such Affiliate); except in each of the foregoing cases for transactions (i) in the ordinary course of business, and (ii) either on a basis no less favorable to such Borrower as would be obtained in a comparable arm's length transaction with a person, entity or corporation not an Affiliate, or in the case of compensation payable to any officer or director of such Borrower, in an amount approved by the Board of Directors or managers of such Borrower.

7.17. Maintenance of Deposit Accounts.

     No Borrower shall maintain or have any operating accounts or other accounts at any bank, depositary source or other financial institution where money or proceeds of Collateral are deposited or maintained, other than the accounts set forth on Schedule 7.17 attached hereto, or such other accounts acceptable to Lender in its sole good faith discretion.

7.18. Modification of Accounts Receivable.

     No Borrower shall (a) extend, amend or otherwise modify the terms of any Financial Asset, or (b) amend, modify or waive any term or condition of any contractual obligation related thereto; provided, however, that such Borrower may extend, amend or otherwise modify the terms of any Financial Asset in the ordinary course of business, if such extension, amendment, modification or waiver does not cause a Financial Asset to become or otherwise remain, but for such action, an Eligible Financial Asset. If there is any dispute with respect to any Financial Asset, such Borrower shall take reasonable efforts to resolve or settle such dispute at no expense or detriment to Lender

7.19. Prepayment and Amendments of Indebtedness.

     No Borrower shall (a) prepay, redeem, defease, purchase, or otherwise acquire any of its Indebtedness, other than the Obligations to Lender in accordance with this Agreement, and (b) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under this Agreement without the prior written consent of Lender, if the effect of any such amendment or modification is adverse to the interests of Lender or any Borrower.

7.20. Restrictions on Parent Company.

     Each Borrower agrees to cause Parent Company not to (i) incur or permit to exist any Indebtedness or Contingent Obligations, (ii) grant any liens or security interest other than in connection with this Agreement, and (iii) engage in any business or activity other than acting as a Parent Company for each of its Subsidiaries.

7.21. Financial Covenants.

     (A) Adjusted Tangible Net Worth.

     The Borrowers on a consolidated basis, agree to maintain at all times during the periods specified below an Adjusted Tangible Net Worth of not less than $2,000,000.

     (B) Minimum Current Ratio.

     The Borrowers, on a consolidated basis, agree to maintain: (a) at all times prior to the first anniversary of the date of this Agreement, a ratio of current assets to current liabilities of not less than 1.50 to 1.00; (b) and at all times on and after the first anniversary of the date of this Agreement and prior to the Revolving Loan Maturity Date, a ratio of current assets to current liabilities of not less than 1.20 to 1.00. For the calculation of the current ratio, all Obligations under the Loan will be classified in accordance with GAAP.

     (C) Interest Coverage Ratio.

     The Borrowers, on a consolidated basis, agree to maintain at all times for the periods specified below an Interest Coverage Ratio of not less than 1.15 to
1.00. "Interest Coverage Ratio" means the ratio of the Borrowers' consolidated
(a) EBITDA for such period, minus any Restricted Payments made during such period to (b) Interest Expense for such period.

     The Interest Coverage Ratio shall be determined as of the last day of each quarter for the three (3) month period ending on such date.

     (D) Leverage Ratio.

     The Borrowers, on a consolidated basis, agree to maintain at all times a ratio of Total Liabilities to Adjusted Tangible Net Worth of not greater than a ratio of 5.00 to 1.00.

     (E) Capital Expenditures.

     The Borrowers, on a consolidated basis, will not make or incur any Capital Expenditures, including by way of the incurrence of Capital Lease obligations, expenditures for maintenance and repairs in accordance with GAAP or otherwise in excess of $100,000 during any fiscal year without Lender's prior written consent.

7.22 Licenses.

     (a) Within seven days of being notified by Lender in writing or otherwise acquiring knowledge of the need for a License (as defined below), each Borrower agrees to commence immediately and diligently pursue (i) all applications and requirements for licenses for any ownership, acquisition, sale or other disposition, servicing, or collection of any Financial Asset or mortgage, or any other license applicable to any Borrower's business or operations (any of the foregoing, a "License") identified by Lender, any Governmental Authority, a Borrower or any Person advising Borrower in respect of License requirements at any time prior to or subsequent to the date hereof (an "Advisor") as necessary or desirable for such Borrower's business or operations, or (ii), in the alternative, if such License does not apply to the ownership of a Financial Asset, contractual negotiations to engage a third-party servicer satisfactory in all respects to Lender to service such Financial Asset.

     (b) As to Financial Assets owned as of the date of this Agreement, no later than 90 days after the date of this Agreement, in any location in which Lender, any Governmental Authority or any Advisor has identified that a License is necessary or desirable to service or collect Financial Assets or mortgages, but a Borrower has not obtained such License, such Borrower agrees to engage a fully licensed third-party servicer having such a License and who is in all respects satisfactory to Lender to service such Financial Asset. Any agreement with any third-party servicer must be in all respects satisfactory to Lender and must contain, inter alia, provisions that such Person will enter into an agreement on the same terms with Lender in the event that Lender exercises its rights under this Agreement, that such third-party servicer will make all payments to Lender's lockbox arrangement or blocked account, and that such Person will maintain insurance satisfactory to Lender.

     (c) In any location in which a License to acquire, dispose, own or hold Financial Assets has been identified by Lender, any Governmental Authority or any Advisor, but Borrower has not obtained such License, each Borrower agrees, upon the request of Lender, to sell all Financial Assets subject to such License no later than 90 days after the date of this Agreement.

     (d) Each Borrower further agrees not to purchase or originate any Financial Asset for which such Borrower either does not possess an appropriate License or has not engaged a third-party servicer satisfactory to Lender and which servicer has such a License.

8.   Financial Information and Reporting.

     The Borrowers will deliver the following to Lender:

     (a) within thirty (30) days after the end of each month, financial statements of each Borrower, including a balance sheet and statements of income and surplus, and statement of cash flows, certified by a Financial Officer as fairly representing each Borrower's financial conditions as of the end of such period;

     (b) within thirty (30) days after the end of each month, a certificate signed by a Financial Officer certifying the compliance of each Borrower with the terms of this Agreement and the calculation of the financial covenants contained in Section 7.21, hereof;

     (c) a current Borrowing Base certificate in a form set forth, on Exhibit D, setting forth the calculation of the Borrowing Base for each Borrower with each advance request under the Loan, but in any event, no less frequently than once a month on the last day of such month;

     (d) Intentionally Omitted;

     (e) within twenty (20) days after the end of each month and immediately prior to each advance request under the Loan, a report for each Borrower, in form satisfactory to Lender, certified by a Financial Officer setting forth the number and dollar total of Financial Assets receivable due and payable (i) not more than thirty (30) days, (ii) more than thirty (30) days and not more than sixty (60) days, (iii) more than sixty (60) days and not more than ninety (90) days, (iv) more than ninety (90) and not more than 120 days, and (v) more than 120 days from the date of the "account next due date" therefor, and including a detailed calculation and certification of the accounts receivable that are not Eligible Financial Assets;

     (f) within ninety (90) days after the end of each fiscal year thereafter, audited, unqualified financial statements of the Borrowers, on a consolidated basis, with audited consolidating schedules prepared in accordance with GAAP and certified by Wolfe & Company LLP or other independent public accountants reasonably satisfactory to Lender, containing (i) balance sheets, (ii) statements of income and surplus, and (iii) statements of cash flows and reconciliation of capital accounts, along with any management letters written by such accountants and a lender reliance letter from such accountants permitting Lender to rely on such certifications of such accountants;

     (g) no later than thirty (30) days prior to the beginning of each fiscal year, financial projections for each Borrower for its next fiscal year, on a quarterly basis, including a projected income statement;

     (h) no later than thirty (30) days after each calendar year-end, a true, accurate and complete financial statement as of December 31st of the preceding calendar year for each Guarantor, and no later than fifteen (15) days after filing (and proof of extensions if not filed by April 15 of each year), a complete copy of such Guarantor's tax returns and schedules thereto:

     (i) immediately upon becoming aware of the existence of any Pending Default, Event of Default or breach of any term or conditions of this Agreement, a written notice specifying the nature and period of existence thereof and what action such Borrower is taking or proposes to take with respect thereto;

     (j) within five (5) days after the adoption of any change or amendment to Borrower's policy or credit policy manual, copies of such changes or amendments;

     (k) within thirty (30) days after the end of each quarter, a compilation of all legal or administrative proceedings pending or threatened;

     (l) within thirty (30) days prior to each anniversary date of this Agreement a complete legal audit opinion and reliance letter from Borrower's independent legal counsel addressing the Borrower's compliance with (i) Consumer Finance Laws and (ii) whether Borrowers' Lending and collections Policy and Procedures Manuals evidence compliance with applicable state and federal laws, including without limitation Consumer Finance Laws, which opinion shall include, without limitation, the following (A) each Borrower's compliance with all franchises, licenses, consents, permits, approvals or authorizations of any Governmental Authority and Requirements of Law in respect of any Borrower in connection with the conduct of such Borrower's business and operations and the effectiveness of all such franchises, licenses, consents, permits, approvals or authorizations; (B) to the best of such counsel's knowledge, Borrower's compliance with all laws, rules, and regulations relating to the conduct of its business, including the acquisition of loans, financing of loans and the servicing of loans, the "Truth-In-Lending" Act, as amended, Federal Reserve Board Regulation Z, as amended, federal or state licensing laws, usury laws, and other applicable consumer credit protection laws or Consumer Finance Laws; and
(C) to the best of such counsel's knowledge, after diligent inquiry, all pending or threatened litigation, regulatory action, or other dispute that could adversely affect any Borrower;

     (m) immediately upon becoming aware of the existence of (i) any pending or threatened adverse action or proceeding by any Governmental Authority, (ii) receipt of any notice that any Borrower is required to have a License, or (iii) any application for any License is denied or any compliance issue exists, copies of same, together with copies of any such pending or threatened action or proceeding or notice;

     (n) within two (2) weeks of receiving any state regulatory audit or other reports, notices or other correspondence or communications (other than those described in subsection 8 (m) above), copies of the same, and to the extent any Borrower is required or chooses to respond to such item, a copy of such response concurrently with its transmission to the applicable regulatory agency; and

     (o) at the request of Lender, such other information as Lender may from time to time reasonably require.

9.   Default.

9.1. Events of Default.

          Each of the following shall constitute an "Event of Default" hereunder: (a) any Borrower fails to make any payment of principal, interest or any other sum due and payable under any Loan Document or otherwise on or before the date such payment is due; (b) any Borrower fails to perform or observe any covenant, agreement or duty contained in this Agreement; (c) any Borrower or Loan Party fails to perform or observe any covenant, agreement or duty contained in any Loan Document (other than this Agreement and other than as described in clauses (a) or (b) above), and such failure continues for more than ten (10) Business Days after such failure shall first become known or reasonably should have become known to any officer of any Borrower; (d) any warranty, representation or other statement made or deemed to be made in this Agreement or in any Loan Document is false or misleading in any respect; (e) any Borrower or any Loan Party becomes insolvent or commences any Insolvency Proceeding; (f) any Insolvency Proceeding is instituted against any Borrower or any Loan Party and continues for sixty (60) days undismissed or undischarged; (g) a final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against any Borrower or any Loan Party, and any such judgment or judgments have not been discharged or bonded in full or stayed; (h) the occurrence of any event which allows the acceleration of the maturity of any Indebtedness of any Borrower or any Loan Party to Lender or any of Lender's Affiliates (other than evidenced by this Agreement); (i) the occurrence of any event which allows the acceleration of the maturity of any Indebtedness in excess of the amount of $100,000 of any Borrower or any Loan Party or constitutes a default or breach under any material lease or material contract of any such Person, under any indenture, agreement or undertaking, unless waived, extended or otherwise consented to by the obligee or holder thereof; (j) the dissolution of any insurer or the default by any surety for any Borrower with respect to any obligation or liability to Lender or any of Lender's affiliates and the failure of the Borrowers to replace such insurer or surety with a substitute satisfactory to Lender within thirty (30) days after such dissolution or default; (k) a Change of Control of any Borrower or of any Loan Party shall have occurred without Lender's prior written consent; (l) Lender, in its sole good faith discretion, determines that a Material Adverse Effect has occurred or that a material adverse change has occurred in the financial condition, operations or business of any Borrower or any Loan Party, or in the value of the Collateral or in Lender's interest in the Collateral which impairs the Borrower's or such Loan Party's ability to pay or perform the Obligations for which it is liable under the Loan Documents; (m) the death or dissolution of any Guarantor and the failure of the Borrowers to replace such Guarantor with a substitute satisfactory to Lender within thirty (30) days of such death or dissolution; or (n) any Borrower fails to comply with the provisions of Schedule
9.1 (n) or fails to deliver to Lender, in form and substance satisfactory to Lender, any of the agreements, instruments and other documents or requirements listed under the heading "Post Closing Matters" on Schedule 9.1(n) within the time periods set forth on such schedule applicable to such item or requirement.

9.2. Default Remedies.

     (a) Acceleration. Upon the occurrence and during the continuance of an Event of Default, Lender may immediately exercise any right, power or remedy permitted to Lender by law or any provision of this Agreement, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal, all interest accrued, and all other charges accruing on all Obligations to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower.

     (b) Liquidation of Collateral. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the rights and remedies of a secured party under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the laws of the State in which the Collateral is located or any other applicable state law. Without limiting the generality of the foregoing, Lender shall have the right to take possession of the Collateral and all books and records relating to the Collateral and for that purpose Lender may enter upon any Real Property on which the Collateral or books and records relating to the Collateral or any part thereof may be situated and remove the same therefrom. Except for the notices specified below of time and place of public sale or disposition or time after which a private sale or disposition is to occur, each Borrower expressly agrees that Lender, without demand of performance or other demand, advertisement or notice of any kind to or upon any Borrower or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any of Lender's offices or elsewhere at such prices as Lender may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption. Each Borrower further agrees, (i) at Lender's request, to assemble the Collateral and to make it available to Lender at such places as Lender may reasonably select, and (ii) to allow Lender to use or occupy such Borrower's Real Property, without charge, for the purpose of effecting Lender's remedies in respect of the Collateral. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands against Lender arising out of the repossession, retention, sale or disposition of the Collateral and agrees that Lender need not give more than ten (10) days' notice pursuant to the terms of this Agreement of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Each Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled and shall also be liable for the costs of collecting any of the Obligations or otherwise enforcing the terms thereof or of this Agreement, including reasonable attorneys' fees.

10.   General Provisions.

10.1. Notices.

     (a) All communications under this Agreement or under the notes executed pursuant hereto shall be in writing and shall be sent by facsimile or by a nationally recognized overnight delivery service (i) if to Lender, at the address or facsimile number set forth below Lender's signature to this Agreement, or at such other address or facsimile number as may have been furnished in writing to the Borrowers, by Lender; and (ii) if to any Borrower, at the address or facsimile number set forth below any Borrower's signature to this Agreement, or at such other address or facsimile number as may have been furnished in writing to Lender by any Borrower.

     (b) Any notice so addressed and sent by facsimile shall be deemed to be given when confirmed, and any notice sent by nationally recognized overnight delivery service shall be deemed to be given the next day after the same is delivered to such carrier.

10.2. Access to Accountants.

     Each Borrower hereby irrevocably authorizes its accountants to provide to Lender any and all information that Lender requests from time to time with regard to any Borrower, and to discuss with Lender from time to time any and all matters relating to any Borrower. In furtherance of the foregoing, each Borrower hereby waives any privilege or claim of confidentiality to the extent such might otherwise prevent such accountants from providing such information to Lender or discussing such matters with Lender.

10.3. Costs and Expenses.

     Each Borrower agrees to pay service charges, analysis fees, and all costs and expenses incidental to or in connection with this Agreement or any service provided by Lender, the enforcement of Lender's rights in connection therewith, any amendment or modification of this Agreement or any other loan documents, any sale or attempted sale of any interest herein to a participant or co-lender, any litigation, contest, dispute, proceeding or action in any way relating to the Collateral or to this Agreement, whether any of the foregoing are incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs shall include, but not be limited to, fees and out-of-pocket expenses of Lender's counsel, recording fees, inspection fees, revenue stamps and note and mortgage taxes, due diligence and audit expenses (up-front and periodic), and legal fees. The provisions of this Section 10.3 shall survive the termination of this Agreement.

10.4. Survival, Successors and Assigns.

     All warranties, representations, and covenants made by any Borrower herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the closing of the Loan regardless of any investigation made by Lender on its behalf. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.

10.5. Amendment and Waiver, Duplicate Originals.

     All references to this Agreement shall also include all amendments, extensions, renewals, modifications, and substitutions thereto and thereof made in writing and executed by each Borrower and Lender. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each Borrower and Lender; provided, however, that nothing herein shall change Lender's sole discretion or good faith discretion (as set forth elsewhere in this Agreement) to make advances, determinations, decisions or to take or refrain from taking other actions. No delay or failure or other course of conduct by Lender in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

10.6. Accounting Treatment and Fiscal Year.

     No Borrower shall change its fiscal year for accounting or tax purposes from a period consisting of the twelve (12) month period ending on December 31 of each calendar year, and shall not make any change in accounting treatment and reporting practices or tax reporting treatment except as required by GAAP or law and disclosed in writing to Lender at the address set forth herein.

10.7. Enforceability and Governing Law.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be inapplicable or ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. All of Lender's rights and remedies, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to the conflict of laws rules thereof). Each Borrower agrees that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio, waives any objection which it may have now or hereafter to the venue of any suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

10.8. Confidentiality.

     Lender shall hold all non-public information obtained pursuant to the requirements hereof and identified as such by any Borrower in accordance with Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and in any event may make disclosures as required or requested by any governmental authority or any representative thereof, or pursuant to any legal process, or to its accountants, lawyers and other advisors.

10.9. Effective Date.

     This Agreement shall be binding and deemed effective when executed by each Borrower and Lender whose signature is provided for on the signature pages hereof.

10.10. Section Headings, Interpretations and Severability.

     (a) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     (b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     (c) Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

10.11. Counterparts; Facsimile Execution.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

10.12. Revival and Reinstatement of Obligations.

     If the incurrence or payment of the Obligations by any Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys' fees of Lender related thereto, the liability of each Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

10.13. Integration.

     This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

10.14. Waiver of Right to Trial by Jury.

     EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR

THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.15. No Consequential Damages.

     No claim may be made by any Borrower, or any of its officers, directors, managers, or agents against Lender or its affiliates, directors, officers, employees, attorneys or agents for any special, indirect, punitive, or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based in contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, or any act, omission or event occurring in connection therewith, and each Borrower and the Guarantors hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.16. Indemnity.

     Each Borrower and Guarantor, jointly and severally, agree to indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Lender, as determined in a final, non-appealable judgment by a court of competent jurisdiction. The indemnities provided for in this Section 10.16 shall survive the termination of this Agreement and the indefeasible payment of the Loan in full.

     Each of the parties has signed this Agreement as of the date set forth in the preamble above.

                               BORROWERS:

                               GREAT LAKES CAPITAL ACCEPTANCE LLC


                               By: /s/ George Luburich II
                                  ----------------------------------------------
                               Its: Manager

                               Notice Address: (same as below)


                               GREAT LAKES FUNDING I, LLC


                               By: /s/ George Luburich II
                                  ----------------------------------------------
                               Its: Manager

                               Notice Address;
                               27 East Monroe Street
                               Suite 700
                               Chicago, Illinois 60603
                               Attn: George Luburich II
                               Facsimile: (312)416-7978
                               Confirmation: (312)621-7999

                               with a copy to:

                               Thomas G. Jaros, Esq.
                               Levenfeld Pearlstein
                               33 West Monroe Street, 21st Floor
                               Chicago, Illinois 60603
                               Facsimile: (312)346-8434
                               Confirmation: (312)456-0518

                               LENDER:

                               TEXTRON FINANCIAL CORPORATION


                               By: /s Jeffrey A. Martin
                                  ----------------------------------------------
                               Its: Assistant Vice President

                               Notice Address:
                               130 East Chestnut Street, Suite 400
                               Columbus, Ohio 43215
                               Attn: Jeffrey A. Martin, Assistant Vice President
                               Facsimile: (614) 229-7980
                               Confirmation: (614) 324-8808

                               with a copy to:


                               Timothy E. Grady, Esq.
                               Porter, Wright, Morris & Arthur LLP
                               41 South High Street
                               Columbus, Ohio 43215
                               Facsimile: (614) 227-2100
                               Confirmation: (614) 227-2105

                                    EXHIBIT B

[FORM OF BAILMENT AGREEMENT]

 __________________________
 __________________________
 __________________________


     Re: Purchase of Financial Assets from Great Lakes Capital Acceptance LLC or
         Great Lakes Funding I, LLC

Ladies and Gentlemen:

     This Bailment Agreement (this "Agreement") is entered into in connection with that certain Loan and Security Agreement dated December 11, 2002, by and among Great Lakes Capital Acceptance LLC, Great Lakes Funding I, LLC (each of the foregoing a "Borrower"), and Textron Financial Corporation ("Lender"), as the same may be amended, restated, modified or supplemented from time to time, the "Loan Agreement." Capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to such terms in the Loan Agreement. Attached to this Agreement are those Financial Assets and Mortgage Files listed separately on the schedule attached hereto and incorporated herein, which Financial Assets and Mortgage Files are owned by one of the Borrowers and are being delivered to you in connection with your contemplated purchase of such Financial Assets and Mortgage Files.

     The Financial Assets and Mortgage Files comprise a portion of Lender's Collateral under the Loan Agreement. Each of the Financial Assets and Mortgage Files is subject to a security interest in favor of Lender, which security interest will be released upon Lender's receipt of the full amount of the purchase price of such Financial Assets and Mortgage Files (as set forth on the schedule attached hereto) by wire transfer to the bank account listed below.

     Provident Bank
     Textron Financial Corporation
     Account # [*]
     ABA # [*]
     Cincinnati, Ohio

     Pending your purchase of each Financial Assets and Mortgage Files and until Lender receives payment in full therefor, Lender's security interest therein will remain in full force and effect, and you shall hold possession of such Collateral and the documentation evidencing the same as custodian agent and bailee for the benefit of and on behalf of Lender. In the event any Financial Assets or Mortgage Files are unacceptable for purchase, you agree to return the rejected item directly to the U.S. Bank National Association as Custodial Agent at the address set forth below. In no event shall any Financial Assets or Mortgage Files be returned to any Borrower, any sales proceeds remitted to any Borrower or any sales proceeds be remitted later than two (2) business days from the date hereof. If you are unable to comply with the above instructions, please advise Lender immediately at the address set forth below.

     U.S. National Bank Association
     Custodial Agent
     180 East 5th Street, SPFTM204
     St. Paul, MN 55101
     Attn: Judy Spahn
     Facsimile (651) 244-0010

     You covenant and agree that: (i) upon written request from Lender, you will immediately return all of the Financial Assets or Mortgage Files in your possession to Lender or to U.S. Bank as Custodial Agent for Lender, (ii) you will immediately return such Financial Assets and Mortgage Files to Lender in the event that payment in full for such Financial Assets/Mortgage Files is not received by Lender within two (2) business days after your receipt of the Financial Assets or Mortgage Files; (iii) you will not deliver any payments or Financial Assets to a Borrower; rather, Financial Assets and Mortgage Files should be delivered directly to U.S. Bank, as Custodial Agent for Lender or to Lender, and all payments shall be delivered directly to Lender; (iv) you will not rely upon any instructions from any Borrower that in any way conflict with the terms and conditions of this letter; (v) until Lender receive payment in full for the Financial Assets/Mortgage Files, the Financial Assets and Mortgage Files will not be subject to any claim, setoff or liens by you or your agents under any circumstances whatsoever.

     NOTE: BY ACCEPTING THE FINANCIAL ASSETS AND MORTGAGE FILES DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE CUSTODIAN, AGENT AND BAILEE FOR LENDER ON THE TERMS DESCRIBED IN THIS LETTER FOR THE PURPOSES OF PERFECTING THE LENDER'S SECURITY INTEREST IN THE FINANCIAL ASSETS AND MORTGAGE FILES. LENDER REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED FINANCIAL ASSETS AND MORTGAGE FILES AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO LENDER AT THE FOLLOWING ADDRESS: 130 EAST CHESTNUT STREET, SUITE 400, COLUMBUS, OHIO 43215.

HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT AND
ACKNOWLEDGEMENT.

                                      Sincerely,

                                      [Textron Financial Corporation, as Lender]

                                      By: ______________________________________
                                      Name:
                                      Title:

                                      [Alternative:]

                                      U.S. Bank National Association,
                                       as Custodial Agent

                                      By: ______________________________________
                                      Name:

IRREVOCABLY ACKNOWLEDGED AND AGREED TO:

_______________________________________

By:    ____________________________
Title: ____________________________
Date:  ____________________________

                                    EXHIBIT C

                                 REVOLVING NOTE

$7,000,000                       Columbus, Ohio              December 11, 2002

     FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to the order of TEXTRON FINANCIAL CORPORATION (hereinafter called the "Lender," which term shall include any holder hereof), at such place as the Lender may designate or, in the absence of such designation, at the Lender's office located at 130 East Chestnut Street Suite 400, Columbus, Ohio 4325, the sum of Seven Million Dollars ($7,000,000), or so much thereof as shall have been advanced by the Lender at any time and not thereafter repaid (hereinafter referred to as "Principal Sum"), together with interest as set forth in the Loan Agreement (as defined below) and payable at the time and in the manner set forth in the Loan Agreement. The proceeds of the loan evidenced hereby may be advanced, repaid and readvanced in partial amounts during the term of this revolving note (this "Note") and prior to maturity. Each such advance shall be made to the undersigned upon receipt by the Lender of the application by the undersigned therefor and disbursement instructions, which shall be in such form as the Lender shall from time to time prescribe. The Lender shall be entitled to rely on any oral or telephonic communication requesting an advance or providing disbursement instructions hereunder, which shall be received by it in good faith from anyone reasonably believed by the Lender to be the undersigned, or the authorized agent of the undersigned. The undersigned agree that all advances made by the Lender will be evidenced by entries made by the Lender into its electronic data processing system and/or internal memoranda maintained by the Lender. The undersigned further agree that the sum or sums shown on the most recent printout from the Lender's electronic data processing system and/or on such memoranda shall be rebuttably presumptive evidence of the amount of the Principal Sum and of the amount of any accrued interest.

     This Note is executed and the advances contemplated hereunder are to be made pursuant to a Loan and Security Agreement by and between the undersigned and the Lender dated December 11, 2002, and all amendments, modifications, and supplements thereto from time to time (hereinafter called the "Loan Agreement"), and all the covenants, representations, agreements, terms, and conditions contained therein, including but not limited to additional conditions of default, are incorporated herein as if fully rewritten. Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings ascribed to such terms in the Loan Agreement.

INTEREST

     Interest will accrue on the unpaid balance of the Principal Sum at the rate set forth in the Loan Agreement. In addition, upon the occurrences of an Event of Default, interest will accrue on the unpaid balance of the Principal Sum at the Default Rate.

MANNER OF PAYMENT

     The Principal Sum shall be due and payable on the Revolving Loan Maturity Date, and at maturity, whether by acceleration or otherwise. Accrued interest shall be due and payable as set forth in the Loan Agreement.

LATE CHARGE

     Any installment or other payment not made within 10 days of the date such payment or installment is due shall be subject to a later charge equal to the amount of the installment or payment.

SECURITY

     This Note is secured by the security interests, assignments, and mortgages granted or referenced in the Loan Agreement.

DEFAULT

     Upon the occurrence of any of the following events:

          (a) the undersigned fail to make any payment of interest or of the Principal Sum on or before the date such payment is due;

          (b) an "Event of Default" under the Loan Agreement shall have occurred;

then the Lender may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event the Lender shall institute any action for the enforcement or collection of the obligations evidenced hereby, the undersigned agree to pay all costs and expenses of such action, including reasonable attorneys' fees, to the extent permitted by law.

GENERAL PROVISIONS

     Each of the parties executing this Note, and any endorser, surety, or guarantor, hereby jointly and severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, waive the defenses of impairment of collateral for the obligation evidenced hereby, impairment of a person against whom the Lender has any right of recourse, and any defenses of any accommodation maker and consent that without discharging any of them, the time of payment and any other provision of this Note may be extended or modified an unlimited number of times before or after maturity without notice to the undersigned. Each of the undersigned jointly and severally agrees that it will pay the obligations evidenced hereby, irrespective of any action or lack of action on the Lender's part in connection with the acquisition, perfection, possession, enforcement, disposition, or modification of all the obligations evidenced hereby or any and all security therefor, and no omission or delay on the Lender's part in exercising any right against, or taking any action to collect from or pursue the Lender's remedies against any party hereto will release discharge, or modify the duties of the undersigned, or any of them, to make payments hereunder. Each of the undersigned agrees that the Lender, without notice to or further consent from the undersigned, may release or modify any collateral, security, document or other guaranties now held or hereafter acquired, or substitute other collateral, security or other guaranties, and no such action will release, discharge or modify the duties of the undersigned, or any of them, hereunder. Each of the undersigned agrees that the Lender will not be required to pursue or exhaust any of its rights or remedies against the undersigned, or any of them, or any guarantors of the obligations evidenced hereby with respect to the payment of any said obligations, or to pursue, exhaust or preserve any of the Lender's rights or remedies with respect to any collateral, security or other guaranties given to secure said obligations, or to pursue, exhaust or preserve any of the Lender's rights or remedies with respect to any collateral, security or other guaranties given go secure said obligations. Each of the undersigned waives any claim or other right which it might now have or hereafter acquire against any other person or entity that is primarily or contingently liable on the obligations that arise from the existence or performance of each of the undersigned's obligations under this Note, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Lender or any collateral security which the Lender now has or hereafter acquires, whether such claim, remedy or right arises in equity, under contact or status, at common law, or otherwise.

     The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.

     The captions used herein are for references only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

     EACH OF THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE UNDERSIGNED OR THE LENDER, OR ANY OF THEM, WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE UNDERSIGNED HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE UNDERSIGNED, OR ANY OF THEM, OR THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE UNDERSIGNED TO THE WAIVER OF THE RIGHT OF THE UNDERSIGNED TO TRIAL BY JURY.

Borrower:                                       Borrower:

GREAT LAKES CAPITAL                             GREAT LAKES FUNDING I, LLC
ACCEPTANCE LLC


By:_____________________________                By:_____________________________
   George Luburich, II, Manager                    George Luburich, II, Manager

                                    EXHIBIT D

TEXTRON FINANCIAL

                            Finance Company Services

                       Great Lakes Capital Acceptance, LLC
                           Borrowing Base Certificate
                  (to be attached to the Request for Borrowing)
                                     [DATE]

1. Outstanding Principal Balance of Eligible Mortgage and Consumer Loans
   ---------------------------------------------------------------------
   a. Total Basis of all Mortgage Loans                                                       $----------------
   b. Less - Ineligible Receivables                                                          ($----------------)
   c. Total Basis of all Eligible Mortgage Loans                                              $            0.00

2. Borrowing Base Calculation
   --------------------------
   a. Total Outstanding Balance of all Eligible Mortgage Loans x 85%                          $            0.00
   b. Advance Rate                                                                                           85%
                                                                                              -----------------    -----------------
   c. Borrowing Base                                                                                               $            0.00
                                                                                                                   =================

   Outstanding Balance Reconciliation
   ----------------------------------
   a. Ending Loan Balance from previous Borrowing Base Certificate                            $            0.00
   b. Less Collections                                                                        $            0.00
   c. Plus Interest payment (P+20%)                                                           $            0.00
   d. Plus Wire fee                                                                           $            0.00
                                                                                              -----------------    -----------------
   e. Aggregate outstanding Revolver Loan Balance prior to today's funding request                                 $            0.00
                                                                                                                   -----------------

3. Availability Calculation
   ------------------------
   a. Borrowing Base                                                                                               $            0.00
   b. Outstanding Commitment                                                                                       $    7,000,000.00
   c. Aggregate Outstanding Basis Balances of all Mortgage Loans                                                   $            0.00
                                                                                                                   -----------------
   d. Availability Prior to Today's Funding (the lesser of a - b or b - c)                                         $            0.00
   e. Loan Advance Requested                                                                                       $            0.00
                                                                                                                   -----------------
   f. Remaining Availability after today's funding                                                                 $            0.00
                                                                                              -----------------    -----------------
   g. New Loan Balance                                                                        $            0.00
                                                                                              =================

                                                                                              Outgoing Wires:      $            0.00
                                                                                                                   -----------------

Certificate of Borrower
The undersigned Borrower certifies that:
A. To the best of my knowledge the information set forth on this Availability Certificate is true and correct

B. To the best of my knowledge the representations and warranties made in of the Loan and Security Agreement dated as of December 11, 2002 ("Agreement") among Borrowers and Textron Financial Corporation are true and correct as of today's date.

C. To the best of my knowledge, no Event of Default or Default has occurred under the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized offices, upon the date first above written.

Great Lakes Capital Acceptance, LLC

_____________________________________
By George Luburich II - President

_____________________________________
Date

                          TEXTRON FINANCIAL CORPORATION

                                December 11, 2002

George Luburich II, President
Great Lakes Capital Acceptance LLC
27 East Monroe Street, Suite 700
Chicago, IL 60603

George Luburich II, President
Great Lakes Funding I, LLC
27 East Monroe Street, Suite 700
Chicago, IL 60603

     RE: License Identified Pursuant to the Loan and Security Agreement dated
         December 11, 2002, by and among the Borrowers and Lender
         (the "Loan and Security Agreement")

Dear Mr. Luburich:

     All capitalized terms used herein shall have the meanings ascribed to such terms in the Loan and Security Agreement, unless those terms are otherwise defined herein.

     This letter is to confirm that Borrowers have agreed to obtain and maintain all Licenses, registrations and notifications in the operations of their respective businesses. If a Borrower is exempt from obtaining a License or registration or from filing a notification in a state, such Borrower has agreed to provide to Lender a letter or certificate of exemption issued by such state in which its activities are exempt from obtaining a servicing, holding, or selling license, unless with respect to servicing requirements, Borrowers have engaged a third-party servicer that would otherwise provide an appropriate substitute for such a servicing exemption. As of the date hereof, Exhibit A attached hereto represents those states which may have laws or regulations applicable to one or more of the Borrowers in respect to licensing, registration and notification requirements relating to servicing, holding, selling, or assigning first and second-lien residential mortgage loans, including without limitation, loans with an interest rate greater than 12%. Exhibit A is not necessarily comprehensive and is solely intended to identify jurisdictions that have licensing requirements, which may be applicable to Borrowers' businesses. Nothing set forth in this letter is intended to provide legal guidance or advice to any Borrower, and it is each Borrower's obligation to determine which licenses it is required to hold and to have pursuant to license reviews conducted by its legal counsel, as required under the Loan and Security Agreement.

                                   Sincerely,

                                   Assistant Vice President

The undersigned acknowledges receipt of this letter and understands and agrees to the terms and conditions contained herein.

GREAT LAKES CAPITAL ACCEPTANCE, LLC            GREAT LAKES FUNDING I, LLC

By: /s/ George Luburich, II                    By: /s/ George Luburich, II
    ---------------------------------              -----------------------------

Its: Manager                                   Its: Manager
     --------------------------------               ----------------------------

Date: 12-11-02                                 Date: 12/11/02
      -------------------------------                ---------------------------

                                    EXHIBIT A

1.  Arkansas
2.  California
3.  Connecticut
4.  Delaware
5.  Colorado
6.  Florida
7.  Georgia
8.  Hawaii
9.  Iowa
10. Indiana
11. Kansas
12. Kentucky
13. Main
14. Maryland
15. Michigan
16. Minnesota
17. Missouri
18. Nebraska
19. New Jersey
20. Nevada
21. Ohio
22. Pennsylvania
23. Oklahoma
24. Oregon
25. Texas
26. Utah
27. West Virginia
28. Wisconsin
29. Wyoming

                                Schedule 1.1 (a)

                                  Mortgage File

       With respect to each Financial Asset, a Mortgage File shall mean:

1. The original promissory note bearing all intervening endorsements, endorsed "Pay to the order of ________________ without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized Person (in the event that the Financial Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Financial Asset was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: "[Last Endorsee], formerly known as [previous name]").

2. The original of any guaranty or other similar agreement executed in connection with the promissory note.

3. (A) If such promissory note is secured by real property, the original mortgage with evidence of recording thereon, or a copy thereof together with an Officer's Certificate of the Borrower certifying that such represents a true, correct and complete copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the mortgaged property is located, and (B) if such promissory note is secured by personal property the original security agreement, chattel mortgage or equivalent document and uniform commercial code financing statements, certificates of title or other perfection evidence relating thereto.

4. The originals of all assumptions, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an Officer's Certificate of the Borrower certifying that such represent true, correct and complete copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the mortgaged property is located.

5. An original assignment of mortgage in blank for each Financial Asset, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Financial Asset was acquired by the Last Endorsee in a merger, the signature must be in the following form:
       "[Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Financial Asset was acquired or originated while doing business under another name, the signature must be in the following form:
       "[Last Endorsee], formerly known as [previous name]").

6. The originals of all intervening assignments of mortgage with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the Last Endorsee or copies thereof together with an Officer's Certificate of the Borrower certifying that such represent true, correct and complete copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the mortgaged property is located.

7. (A) If such promissory note is secured by real property, the original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same, or if such promissory note is secured by personal property, a lien search.

       (B) From time to time, Borrower shall forward to the Custodial Agent additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Financial Asset approved by Borrower, in accordance with the terms of the Loan Agreement, and upon receipt of any such other documents, the Custodial Agent shall hold such other documents as Lender shall request from time to time.

       (C) With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Borrower in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Borrower shall deliver to Lender a true copy thereof with an Officer's Certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Borrower shall deliver such original documents to the Custodial Agent promptly when they are received.

                                Schedule 1.1 (b)

                                 PERMITTED LIENS


                                      None

                                  Schedule 5.1

                     Conditions Precedent to Initial Advance

Execution and delivery by all parties signatory thereto, delivery of original, or completion as the case may be, to the satisfaction of Textron Financial Corporation, as Lender, and Lender's counsel of each of the following documents, certificates, exhibits, schedules and items containing such information requested by the Lender and its counsel and reflecting the absence of any material fact or issues and in all respects satisfactory to Lender.

--------------------------------------------------------------------------------
A.     LOAN DOCUMENTS
--------------------------------------------------------------------------------
       1.   Loan and Security Agreement
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            EXHIBIT B -   Form of Bailee Letter
--------------------------------------------------------------------------------
            EXHIBIT C -   Form of Revolving Note
--------------------------------------------------------------------------------
            EXHIBIT D -   Form of Borrowing Base Certificate and advance Request
--------------------------------------------------------------------------------
            Schedule 1.1 (a) - Mortgage File
--------------------------------------------------------------------------------
            Schedule 1.1 (b) - Permitted Liens
--------------------------------------------------------------------------------
            Schedule 5.1 - Conditions Precedent to Initial Advance
--------------------------------------------------------------------------------
            Schedule 6.1 - Organizational Structure
--------------------------------------------------------------------------------
            Schedule 6.4 - Taxes
--------------------------------------------------------------------------------
            Schedule 6.7 - Pending or Threatened Claims
--------------------------------------------------------------------------------
            Schedule 6.8 - Labor Matters
--------------------------------------------------------------------------------
            Schedule 6.12 - Indebtedness
--------------------------------------------------------------------------------
            Schedule 6.15 - Business and Collateral Locations
--------------------------------------------------------------------------------
            Schedule 6.16 - Intellectual Property
--------------------------------------------------------------------------------
            Schedule 7.17 - Deposit Accounts
--------------------------------------------------------------------------------
            Schedule 9.1(n) - Post-Closing Matters
--------------------------------------------------------------------------------
       2.   Revolving Draw Note $7,000,000 (co-borrower)
--------------------------------------------------------------------------------
       3.   Executed Information Certificates by GL Acceptance, GL Investments
--------------------------------------------------------------------------------
       4.   Security Agreements - Membership Interests/Stock
--------------------------------------------------------------------------------
                a. GL Investments to pledge interests in GL Acceptance (LLC membership interests)
                b. George Luburich, II Revocable Trust (the "Trust") to pledge interests in Gl Investments (stock)
                c. GL Acceptance to pledge interests in GL Funding (LLC membership interests)
--------------------------------------------------------------------------------
       5.   Stock Powers
--------------------------------------------------------------------------------
       6. Delivery of original membership certificates/stock certificates, if applicable (Borrower to supply copies of certificates - front and back -- ASAP)
--------------------------------------------------------------------------------
       7.   Continuing Guaranty Unlimited by GL Investments
--------------------------------------------------------------------------------
       8.   Continuing guaranty Unlimited by Guarantor
--------------------------------------------------------------------------------
       9.   Loan Expense and Disbursement Statement
--------------------------------------------------------------------------------
       10.  Assignment of Lockbox Agreement
--------------------------------------------------------------------------------
       11.  Blocked account Agreement (PWMA as to form)
--------------------------------------------------------------------------------
       12.  Existing Lockbox Agreement with Harris Bank
--------------------------------------------------------------------------------
       13. Landlord Waiver Agreement for each location which Borrower leases real estate (PWMA as to form
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
               a.   27 East Monroe Street, Palmer House Hilton, Landlord
--------------------------------------------------------------------------------
     14.  Lender approval of all leases for Borrower Locations
--------------------------------------------------------------------------------
     15.  Collateral Agency Custodial Agreement
--------------------------------------------------------------------------------
     16. Evidence that all original notes, mortgages and security documents are in possession of collateral Agent
--------------------------------------------------------------------------------
     17.  Control Agreement (Investment Account) with Exhibit
--------------------------------------------------------------------------------
     18.  Intentionally deleted
--------------------------------------------------------------------------------
B.   ORGANIZATIONAL DOCUMENTS/CERTIFICATES
--------------------------------------------------------------------------------
Borrower
--------------------------------------------------------------------------------
     19. Certification of Member/Secretary of Assistant Secretary certifying resolutions authorizing execution of loan documents for GL Acceptance (form to be provided by PWMA)
--------------------------------------------------------------------------------
     20. Closing Certificate of GL Acceptance (form to be provided by PWMA) with the following Exhibits:
--------------------------------------------------------------------------------
               a.   Certificate of Good Standing - State of Illinois
--------------------------------------------------------------------------------
               b.   Certified Copy of Articles of Organization - State of
                    Illinois
--------------------------------------------------------------------------------
               c.   Operating Agreement
--------------------------------------------------------------------------------
GL Funding
--------------------------------------------------------------------------------
     21. Certification of Member/Secretary or Assistant Secretary certifying resolutions authorizing execution of loan documents for GL Funding (form to be provided by PWMA)
--------------------------------------------------------------------------------
     22. Closing Certificate of GL Funding (form to be provided by PWMA) with the following Exhibits:
--------------------------------------------------------------------------------
               a.   Certificate of Good Standing - State of Illinois
--------------------------------------------------------------------------------
               b.   Certified Copy of Articles of Organization - State of
                    Illinois
--------------------------------------------------------------------------------
               c.   Operating Agreement
--------------------------------------------------------------------------------
GL Investments
--------------------------------------------------------------------------------
     23. Certification of Secretary or Assistant Secretary certifying corporate resolutions authorizing execution of loan documents for GL Investments (form to be provided by PWMA)
--------------------------------------------------------------------------------
     24. Closing Certificate of GL Investments (form to be provided by PWMA) with the following Exhibits:
--------------------------------------------------------------------------------
               a.   Certificates of Good Standing - State of Illinois
--------------------------------------------------------------------------------
               b.   Certified Copy of Articles of Incorporation - State of
                    Illinois
--------------------------------------------------------------------------------
               c.   Bylaws
--------------------------------------------------------------------------------
C.   UCC DOCUMENTS
--------------------------------------------------------------------------------
     25.  Authorization to File UCC Financing Statements (pre-file)
--------------------------------------------------------------------------------
     26. UCC-1 Financing Statement for GL Acceptance (Personal Property and LLC membership interests) for filing with the Illinois Secretary of State
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     27. UCC-1 Financing Statement for GL Funding (Personal Property) for filing with the Illinois Secretary of State
--------------------------------------------------------------------------------
     28. UCC-1 Financing Statement for GL Investments (LLC membership interests) for filing with the Illinois Secretary of State
--------------------------------------------------------------------------------
     29. UCC-1 Financing Statement for Trust (stock) for filing with the Illinois Secretary of State
--------------------------------------------------------------------------------
D.   OPINIONS
--------------------------------------------------------------------------------
     30. Opinion of Counsel to Borrower and guarantors with certificate to counsel attached (Form to be provided by PWMA)
--------------------------------------------------------------------------------
E.   MISCELLANEOUS CLOSING REQUIREMENTS
--------------------------------------------------------------------------------
     31.  Judgment, tax lien and pending litigation searches on GL Acceptance
--------------------------------------------------------------------------------
               a.   Cook County, IL
--------------------------------------------------------------------------------
               b.   Other locations, if necessary
--------------------------------------------------------------------------------
     32.  Judgment, tax lien and pending litigation searches on GL Funding
--------------------------------------------------------------------------------
               a.   Cook County, IL
--------------------------------------------------------------------------------
     33.  Judgment, tax lien and pending litigation searches on GL Investments
--------------------------------------------------------------------------------
               a.   Cook County, IL
--------------------------------------------------------------------------------
               b.   Other locations, if necessary
--------------------------------------------------------------------------------
     34.  UCC lien searches on GL Acceptance
--------------------------------------------------------------------------------
               a.   Illinois Secretary of State
--------------------------------------------------------------------------------
     35.  UCC lien searches on GL Funding
--------------------------------------------------------------------------------
               a.   Illinois Secretary of State
--------------------------------------------------------------------------------
     36.  UCC lien searched on GL Investments
--------------------------------------------------------------------------------
               a.   Illinois Secretary of State
--------------------------------------------------------------------------------
     37.  UCC lien searches on Guarantor, if necessary
--------------------------------------------------------------------------------
               a.   Illinois Secretary of State
--------------------------------------------------------------------------------
               b.   Other locations, if necessary
--------------------------------------------------------------------------------
     38.  Intentionally deleted
--------------------------------------------------------------------------------
     39. Termination Statements as indicated by UCC lien searches and corresponding Authorization to File Termination Statements
--------------------------------------------------------------------------------
     40.  Copy of recent example of loan purchase agreement
--------------------------------------------------------------------------------
     41. Copy of representative samples of the various types of consumer notes and mortgages purchased
--------------------------------------------------------------------------------
     42.  Copy of regulatory compliance report by Mullally & Zarski, LLC
--------------------------------------------------------------------------------
     43.  Payoff letter from current lender, Bank United (Washington Mutual)
--------------------------------------------------------------------------------
     44. Lender Loss Payable and Additional Insured Insurance Endorsements for personal property, real property, and liability insurance naming Lender as mortgagee and lender loss payee for personal and real property and as additional insured for liability insurance (to be approved by PWMA, Form to be provided by PWMA)
--------------------------------------------------------------------------------
     45. Certificates of Insurance for personal property, real property and liability insurance naming Lender as mortgagee and lender loss payee for personal and real property insurance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          and as additional insured for liability insurance (to be approved by
          PWMA)
--------------------------------------------------------------------------------
     46. Coverage summaries of personal and real property and liability insurance policies naming Lender as mortgagee, lender loss payee and additional insured (to be approved by PWMA)
--------------------------------------------------------------------------------
     47.  Opening Borrower Base Report (Lender to provide form)
--------------------------------------------------------------------------------
     48.  Evidence of notification of account debtors to pay to Lockbox
--------------------------------------------------------------------------------
     49.  Copy of George Luburich, II Revocable Trust u/a/d February 27, 2001
--------------------------------------------------------------------------------
     50. Compliance review and opinion on consumer regulatory laws satisfactory to Lender
--------------------------------------------------------------------------------
     51.  Side Letter re notification of license requirements
--------------------------------------------------------------------------------
     52.  Evidence that Cole Taylor Bank account has been closed
--------------------------------------------------------------------------------
     53.  Advertising Permission Letters
--------------------------------------------------------------------------------
               a.   GL Acceptance
--------------------------------------------------------------------------------
               b.   GL Funding
--------------------------------------------------------------------------------

                                  Schedule 6.1

                             Organization Structure

                               See attached Chart

                       Great Lakes Capital Acceptance LLC

Classes of Membership Interest: One Class

Number of Units Outstanding: Individual Membership Interest Units are not issued as units for the Borrower.

Owners: Great Lakes Capital Investments, Inc., an Illinois corporation owns all of the membership interests of Great Lakes Capital Acceptance LLC

Certificate Numbers: N/A - Membership Interests are uncertificated

Employer Tax Identification: 36-4355017

Borrower's Jurisdiction of Organization: Illinois



Great Lakes Funding I, LLC

Classes of Membership Interest

Number of Units Outstanding: Individual Membership Interest Units are not issued as units for the Borrower.

Owners: Great Lakes Capital Acceptance LLC owns all of the membership interests of Great Lakes Funding I, LLC

Certificate Numbers: N/A - Membership Interests are uncertificated.

Employer Tax Indemnification: This entity is taxed under Great lakes Capital Acceptance LLC's EIN.

Borrower's Jurisdiction of Organization: Illinois

--------------------------------------------------------------------------------
               GREAT LAKES CAPITAL ACCEPTANCE OWNERSHIP STRUCTURE
--------------------------------------------------------------------------------

  ----------------------------                  ----------------------------
          Borrower #1                                  Borrower #2
          -----------                                  -----------

     Great Lakes Capital           100%
      Acceptance LLC              Member         Great Lakes Funding I, LLC
      (an IL LLC)                                    (an IL LLC)
  ----------------------------                  ----------------------------

                             -------------------
                                Sole Manager
                                ------------

         100%
        Member               George Luburich, II

                             -------------------

  ---------------------------
       Sole Member
                                                    ------------------------
    Great Lakes Capital
     Investments, Inc.                                    Officers
      (an IL corp.)                                       --------

                                                      George Luburich, II
  ---------------------------
                                                    President, Secretary and
                                                          Treasurer

                                                    ------------------------

          100%
     Shareholder


  ---------------------------                      ------------------------
     Sole Shareholder
     ----------------

    George Luburich, II                                 Sole Director
      Revocable Trust                                   -------------
      u/a/d 2/27/01
(George Luburich II, Trustee)                         George Luburich, II

 ---------------------------                       ------------------------

       [Illegible]

                                  Schedule 6.4

                                      Taxes

                                      None

                                  Schedule 6.7

                    Schedule of Pending or Threatened Claims

                                      None



                                  Schedule 6.8

                                  Labor Matters




                                      None




                                  Schedule 6.12

                            Schedule of Indebtedness



                                      None

                                  Schedule 6.15

                  Schedule of business and Collateral Locations



                       Great Lakes Capital Acceptance, LLC



                          Schedule of Office Locations

One Location for Great Lakes Capital Acceptance, LLC, Great Lakes Capital Investments, Inc. and Great Lakes Funding I, LLC.



27 E. Monroe St., Suite 700
Chicago, IL  60603




                                  Schedule 6.16
                        Schedule of Intellectual Property

                                      None

                                  Schedule 7.17

                       Great Lakes Capital Acceptance, LLC

                            Schedule of Bank Accounts

Harris Bank Frankfort
8400 W. 159/th/ St.
Orland Park, IL 60462

                  Payment Collection [*]
                  General Disbursement [*]

                                 Schedule 9.1(n)

                              POST-CLOSING MATTERS

         (a) To the extent not delivered on or prior to the Closing Date, each Borrower will, and shall cause each Loan Party, to promptly, but in no event later than seven (7) days after the date of this Agreement, deliver to Lender the following documents, each in form and substance satisfactory to Lender:

         1. Evidence that each Borrower has applied for all required serving, collection, mortgage and other licenses identified by Lender as required for such Borrower's business or operations, or in the alternative has begun contractual negotiations for a third-party servicer possessing an appropriate License.

         (b) To the extent not delivered on or prior to the Closing Date, each Borrower will, and shall cause each Loan Party, to promptly, but in no event later than 90 days after the date of the Agreement, deliver to Lender the following documents, each in form and substance satisfactory to Lender:

         1. Evidence that each Borrower has obtained all Licenses, has entered into all required servicing agreements or has sold all Financial Assets for which no appropriate License or service arrangement exists pursuant to Section
7.22 of this Agreement.

         2. Borrower shall deliver to Lender a complete written analysis, in form and substance satisfactory to Lender, prepared by Borrowers' counsel acceptable to Lender, of all state and local laws or regulations applicable to the loans held by Borrowers, including, without limitation, regulations relating to usury, high rate loans, and similar matters.

         3. A copy of Borrowers' policies and procedures for ensuring compliance with applicable state and local laws governing all Financial Assets held by any Borrower.